Exhibit 10.2

VRB CHINA JOINT VENTURE AGREEMENT
VRB中国合资协议

by and among
由

vrb energy system (beijing) co., ltd.
普能（北京）能源科技有限公司

and
与

vrb enERGY inc.

and
以及

CHINA ENERGY STORAGE INDUSTRY CO., LTD.
中能储实业有限公司

dated as of October 15, 2024

日期：2024 年 月 日

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INTERPRETATION		2

1.1	Definitions	2
1.2	Interpretation	12
1.3	Conflict	13
1.4	Equity Interests Covered by this Agreement	13

Article 2 PRE-COMPLETION GOVERNANCE AND OPERATIONS		14

2.1	VRB Cayman Control	14
2.2	Pre-Completion Covenants and Obligations	14
2.3	Application of Agreement in Pre-Completion Period	14

Article 3 JOINT VENTURE GOVERNANCE		15

3.1	Joint Venture Governance	15
3.2	Conduct of the Business	15
3.3	Board of Directors	15
3.4	Officers	21
3.5	Shareholders	25
3.6	Capital Reduction

Article 4 ACCOUNTING AND FINANCING		25

4.1	Budgeting	25
4.2	Existing Financing Obligations	26
4.3	Additional Financing	27
4.4	Shareholder Loans	30
4.5	Capital Contributions	30
4.6	Financing	31
4.7	Accounting, Auditing and Insurance	31

Article 5 RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS		33

5.1	Information Rights	33
5.2	Confidentiality	35
5.3	Press Releases	39
5.4	Competitive Activity	39

Article 6 TRANSFER RESTRICTIONS		41

6.1	General Prohibition on Transfers	41
6.2	No Transfers to Competitors	41
6.3	Transfers to Permitted Transferees	41
6.4	Rights of First Refusal	42
6.5	Tag-Along Rights	43

Article 7 TAXES		45

7.1	Shareholder Responsibility	45
7.2	Tax Receipts	45

Article 8 BREACH		46

8.1	Default	46
8.2	Default Notice	46
8.3	Effect of Default	47

Article 9 COMPLIANCE WITH LAW		47

9.1	Sanctions and Anti-Corruption Laws	47
9.2	Sanctioned Customers	48

Article 10 MISCELLANEOUS		48

10.1	Governing Law	48
10.2	Language	48
10.3	Termination	49
10.4	Dispute Resolution	49
10.5	Successors and Assigns	49
10.6	Notices	49
10.7	Costs of Enforcement	50
10.8	Amendments and Waivers	51
10.9	Severability	51
10.10	Compliance with Agreement	51
10.11	Delays or Omissions	51
10.12	Entire Agreement	52

VRB CHINA JOINT VENTURE AGREEMENT
VRB中国合资协议

THIS VRB CHINA JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into October 15, 2024 (the “Effective Date”), by and among VRB ENERGY SYSTEM (BEIJING) CO., LTD., a wholly foreign-owned enterprise also known as Pu Neng (Beijing) Energy Technology Co., Ltd. and registered in Beijing, PRC and existing under the laws of the PRC (the “VRB China”), VRB ENERGY INC., a corporation existing under the laws of the Cayman Islands (“VRB Cayman”), and China Energy Storage Industry Co., Ltd., a company registered in Beijing, PRC and existing under the laws of the PRC (“CES”). VRB China, VRB Cayman, and CES may be referred to herein individually as a “Party” and collectively as the “Parties.”

本VRB中国合资协议（本“协议”）于2024年[ ]月[ ]日（“生效日”）由以下各方之间签署：VRB Energy System (Beijing) Co., Ltd.，也称普能（北京）能源科技有限公司，一家在中国北京注册并依据中国法律存续的外商独资企业，简称“VRB中国”；VRB ENERGY INC.，一家依据开曼群岛法律存续的公司，简称“VRB开曼”；和中能储实业有限公司，一家在中国北京注册并依据中国法律存续的公司，简称“中能储”。VRB中国、VRB开曼和中能储在本协议中单称“一方”，合称“各方”。

RECITALS

前言

A.            Pursuant to that certain Purchase, Sale and Investment Agreement of even date herewith by and among the Parties (the “Purchase Agreement”), on the Control Acquisition Date CES shall acquire a fifty-one percent (51%) Equity Interest (the “Target Equity”) for the consideration and subject to the terms of the Purchase Agreement, and VRB Cayman shall retain the remaining forty-nine (49%) Equity Interest.

根据各方于本协议签署日签署的《购买、销售和投资协议》（“购买协议”），中能储应于控制权取得日依据购买协议条款收购百分之五十一（51%）的股权（“目标股权”），作为购买协议的对价，VRB开曼应保留剩余的百分之四十九（49%）股权。

B.            The Parties desire to enter into this Agreement to set forth the terms under which CES and VRB Cayman shall collectively own, manage, supervise, and operate VRB China.

各方有意签订本协议，载明协议条款，根据该等条款，中能储和VRB开曼应共同拥有、管理、监督并运营VRB中国。

C.            The execution and delivery of this Agreement is a condition to the execution of the Purchase Agreement.

本协议的签署和交付是签署购买协议的前提条件。

AGREEMENT

协议

NOW, THEREFORE, for and in consideration of the payments prescribed in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, and the mutual promises, covenants, and conditions herein contained and recited, the Parties agree as follows:

兹鉴于购买协议中规定的付款对价及其他充分有效对价，特此承认且确认业已足额收讫对价，以及本协议下文所列的相互承诺、约定和条件，各方约定如下：

Article 1
DEFINITIONS AND INTERPRETATION
第1条
定义与释义

1.1            Definitions. For the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

定义. 本协议中，除非主题或上下文不一致，以下词语和表述具有以下含义：

“Accepted Equity Interest” has the meaning set forth in Section 6.4.2.

“已接受股权”具有第6.4.2条中所述的含义。

“Additional Financing” has the meaning set forth in Section 4.3.1.

“额外融资”具有第4.3.1条中所述的含义。

“Additional Financing Notice” has the meaning set forth in Section 4.3.4

“额外融资通知”具有第4.3.4条中所述的含义。

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including, without limitation, any general partner, managing member, officer, supervisor, executive, director, or trustee of such Person.

“关联方”就任何特定人士而言，是指直接或间接控制该人士、受该人士控制或与该人士受共同控制的任何其他人士，包括但不限于该人士的任何一般合伙人、管理成员、高级职员、监事、高管、董事或受托人。

“Agreement” has the meaning set forth in the Preamble.

“协议”具有前言中所述的含义。

“Annual Budget” means a Budget for each Financial Year of VRB China, including, the Annual Budget for the remainder of Financial Year 2024 and the Annual Budget for Financial Year 2025 that have been approved by the Parties as of the Effective Date pursuant to the Transition Plan and each subsequent Annual Budget that is approved by the Parties after the Control Acquisition Date pursuant to the terms of this Agreement.

“年度预算”指VRB中国每个财政年度的预算，包括各方根据《过渡计划》于生效日批准的 2024 财政年度剩余时间的年度预算和 2025 财政年度的年度预算，以及各方根据本协议条款于控制权取得日后批准的各后续年度预算。

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to any Shareholder and/or its Affiliates concerning or relating to bribery or corruption.

“反腐败法"是指适用于任何股东和/或其关联方的、涉及或与贿赂或腐败有关的任何司法管辖区的所有法律、规则和法规。

“Board” has the meaning set forth in Section 3.3.1.

“董事会”具有第3.3.1条中所述的含义。

“Budget” means a description in reasonable detail of the operations to be conducted and the objectives to be accomplished by VRB China for a given period together with a detailed estimate of all sales revenues and other income to be received by, and all operating and capital costs to be incurred by, VRB China, and, if applicable, a detailed description of any funding requirements and whether such funding will be provided through equity or debt financings.

“预算”指对VRB中国在特定期间内要开展的业务和要实现的目标的合理详细描述，以及对 VRB 中国将获得的所有销售收入和其他收入以及将产生的所有运营成本和资金成本的详细估算，以及（如适用）对任何资金需求以及是否将通过股权或债务融资提供该等资金的详细描述。

“Business” means the business of building, developing, manufacturing, selling, and researching and developing vanadium redox flow batteries and upstream components, including electrolyte production, but solely in the VRB China Areas.

“业务”指建造、开发、制造、出售和研发全钒液流电池及上游组件（包括电解液生产）的业务，但仅限于在VRB中国区域开展上述业务。

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks in Beijing, PRC are authorized or required by law to be closed for business.

“工作日”指除星期六、星期日或中国北京市的商业银行依法被授权或要求停止营业的其他日子以外的任何一天。

“Capital Contribution” has the meaning set forth in Section 4.3.1.

“出资”具有第4.3.1条中所述的含义。

“CES” has the meaning set forth in the Preamble.

“中能储”具有前言中所述的含义。

“CES Director” and “CES Directors” have the meaning set forth in Section 3.3.4(a).

“中能储董事”具有第3.3.4(a)条中所述的含义。

“Chairman” means the Chairman of the Board.

“董事长”指董事会主席。

“Competitor” means any Person whose business is predominantly in the manufacture of flow batteries anywhere in the world, including, without limitation, Dalian Rongke, Beijing Star, Shanghai Electric, Sumitomo Electric, Redflow, and Weilide, in each case subject to applicable U.S. antitrust laws.

“竞争对手”指在世界上任何地方以制造液流电池为主营业务的任何人士，包括但不限于大连融科、北京星辰、上海电气、住友电工、Redflow和伟力得，在任何情况下须遵守适用的美国反垄断法。

“Control Acquisition Date” has its meaning set forth in the Purchase Agreement.

“控制权取得日”具有购买协议中所述的含义。

“Control” means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“控制”，就某一人士而言，指直接或间接决定该人士经营、管理和政策的权力或授权，无论是否行使，无论是否通过拥有有投票权的证券、通过合同约定或以其他方式；但在拥有受益所有权或有权在该人士成员或股东会上指导百分之五十（50%）以上有表决权的票数或有权控制该人士董事会大多数成员组成时，应最终推定存在该等权力或授权。“受控制”及该词在英文文本中的其他动词形态应具有上述相关含义。

“Confidential Information” has the meaning set forth in Section 5.2.1(a).

“保密信息”具有第5.2.1(a)条中所述的含义。

“Cooperation Agreement” means that certain Cooperation Agreement of even date herewith by and among VRB China, VRB Cayman, VRB USA, and CES, a copy of which is attached hereto as Exhibit A.

“合作协议”指本协议签署日由VRB中国、VRB开曼、VRB美国和中能储之间签署的《合作协议》，《合作协议》副本附于本协议附件A。

“Current Budget” and “Current Budgets” have the meaning set forth in Section 4.2.2.

“当前预算”具有第4.2.2条中所述的含义。

“Default” has the meaning set forth in Section 8.1.

“违约”具有第8.1条中所述的含义。

“Default Notice” has the meaning set forth in Section 8.2.

“违约通知”具有第8.2条中所述的含义。

“Defaulting Shareholder” has the meaning set forth in Section 8.1.

“违约股东”具有第8.1条中所述的含义。

“Director” and “Directors” has the meaning set forth in Section 3.3.3.

“董事”具有第3.3.3条中所述的含义。

“Effective Date” has the meaning set forth in the Preamble.

“生效日”具有前言中所述的含义。

“Equity Interest” means any equity ownership interest in VRB China, expressed as a percentage and determined by the Parties as set forth in this Agreement.

“股权”指VRB中国的任何股权所有权。

“Financial Year” means the financial year of VRB China, which as of the Effective Date is the period commencing on 1 January and ending on 31 December of each year.

“财政年度”指VRB中国的财政年度，自生效日起，为每年1月1日起至12月31日止的期间。

“Funding Shareholder” has the meaning set forth in Section 4.3.5.

“出资股东”具有第4.3.5条中所述的含义。

“Governmental Authority” means (i) any national, state, regional, county, city, municipal or local government, whether foreign or domestic, (ii) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision, or (iii) any other Person, exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“政府机关”指（i）任何国家、州、地区、县、市、市政或地方政府，不论是外国政府还是国内政府，（ii）任何性质的政府或准政府机关，包括任何监管或行政机构、委员会、部门、董事会、局、法院、法庭、仲裁员、仲裁机构、代理机构、分支机构、官方实体或从上述任何机构获得权力的其他行政或监管机构，包括法院、公共事业、污水处理部门和任何超国家组织、州、县、市或其他政治分支机构，或（iii）行使或有权行使任何性质的管理、行政、司法、立法、警察、监管或税收职权或权力的任何其他人士。

“Intellectual Property” means any of the following: (i) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights and all registrations and applications for registration thereof; (iii) trade secrets and know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights.

“知识产权”指以下任何一项：（i）商标、服务标记、商业名称和类似的来源或原产地标记、所有注册和注册申请、以及与使用前述内容有关并由前述内容象征的商誉；（ii）著作权以及所有注册和注册申请；（iii）商业秘密和专有技术；（iv）专利和专利申请；（v）互联网域名注册；以及（vi）其他知识产权和相关专有权利。

“Insolvency Event” means, with respect to any Shareholder: (i) any involuntary proceeding shall be commenced under any Law or any involuntary petition shall be filed under any Law seeking liquidation, reorganization, or other relief in respect of the Shareholder, its debts, or a substantial part of its assets, or the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Shareholder or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered; (ii) the Shareholder shall voluntarily commence any proceeding under any Law or file any petition under any Law seeking liquidation, reorganization, or other relief in respect of the Shareholder, its debts, or a substantial part of its assets, or the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Shareholder or for a substantial part of its assets; (iii) the Shareholder shall make a general assignment for the benefit of creditors; (iv) the Shareholder shall be dissolved and all or any substantial part of its assets shall be distributed to any Person that is not an Affiliate of the Shareholder; (v) an event has taken place with respect to the Shareholder which would make it to be insolvent under any Laws applicable to it .

“破产事件”就任何股东而言，指：(i)根据任何法律启动任何非自愿程序，或根据任何法律提交任何非自愿申请，寻求有关股东、其债务或其大部分资产的清算、重组或其他救济，或为股东或其大部分资产指定接管人、受托人、保管人、扣押人、保全人或类似官员，且在任何此类情况下，该等程序或申请应在九十（90）天内持续未被驳回，或命令或法令批准或命令任何上述情况；(ii)股东自愿启动就任何法律规定的任何程序，或根据任何法律提出任何申请，寻求有关股东、其债务或其大部分资产的清算、重组或其他救济，或为股东或其大部分资产指定接管人、受托人、保管人、扣押人、保全人或类似官员；(iii)股东为债权人的利益进行全面转让；(iv)股东解散，其全部或任何大部分资产分配给非股东关联方的任何人士；(v)股东发生任何对其适用的法律规定的破产事件。

“Law” means all applicable federal, state, local, municipal, tribal and foreign laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

“法律”指所有适用的联邦、州、地方、市、部落和外国法律（成文法或普通法）、规则、条例、法规、拨款、特许权、专营权、许可证、命令、指令、判决、法令和其他政府限制，包括许可证和其他类似要求，无论是立法、市政、行政还是司法性质的。

“Liquidation Event” means, with respect to any Shareholder: (i) the dissolution of the Shareholder; (ii) a sale, merger, reorganization, or other transaction or series of connected transactions in which a majority of the voting equity securities of the Shareholder are transferred to a Person or group of Persons that did not hold a majority of the voting equity securities of the Shareholder immediately prior to such transaction or series of connected transactions; or (iii) the sale, lease, transfer, or other disposition of all or substantially all of the assets of the Shareholder to a Person or group of Persons that did not hold a majority of the voting equity securities of the Shareholder immediately prior to such transaction.

“清算事件”就任何股东而言，指(i)股东解散； (ii)出售、合并、重组或其他交易或一系列关联交易，其中股东的大部分有表决权的股本证券转让给该交易或一系列关联交易之前未持有股东大部分有表决权的股本证券的人士或人士集团，或 (iii)向在该交易之前未持有股东大部分有表决权的股本证券的人士或人士集团出售、出租、转让或以其他方式处置股东的全部或实质全部资产。

“Non-Confidential Information” has the meaning set forth in Section 5.2.1(b).

“非保密信息”具有第5.2.1(b)条中所述的含义。

“Non-Funding Shareholder” has the meaning set forth in Section 4.3.5.

“非出资股东”具有第4.3.5条中所述的含义。

“Offered Equity Interest” has the meaning set forth in Section 6.4.2.

“要约股权”具有第 6.4.2.条中所述的含义。

“Offeree” has the meaning set forth in Section 6.4.2.

“受要方”具有第6.4.2.条中所述的含义。

“Offeror” has the meaning set forth in Section 6.4.2.

“要约方”具有第6.4.2.条中所述的含义。

“Party” and “Parties” has the meaning set forth in the Preamble.

“一方”和“各方”具有前言中所述的含义

“Permitted Transferee” has the meaning set forth in Section 6.3.

“获准受让方”具有第6.3.条中所述的含义。

“Person” means any natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or other entity.

“人士”是指任何自然人、公司、合资、合伙、有限责任合伙、有限合伙、有限责任有限合伙、有限责任公司、信托、遗产、商业信托、协会、政府机关或其他实体。

“PRC” means the People’s Republic of China.

“中国”指中华人民共和国。

“PRC GAAP” means the generally accepted accounting principles of the PRC.

“中国通用会计准则”指中国通用会计准则。

“Pre-Completion Period” has the meaning set forth in Section 2.1.

“交割前期间”具有第 2.1条中所述的含义。

“Purchase Agreement” has the meaning set forth in the Recitals.

“购买协议”具有前言中所述的含义。

“Quarterly Report” has the meaning set forth in Section 5.1.2(a).

“季度报告”具有第 5.1.2(a)条中所述的含义。

“Receiving Party” has the meaning set forth in Section 5.2.1(a).

“接收方”具有第 5.1.2(a)条中所述的含义。

“Representatives” has the meaning set forth in Section 5.2.2(a)(i).

“代表”具有第 5.2.2(a)(i)条中所述的含义.

“ROFR” has the meaning set forth in Section 6.4.1.

“ROFR”具有第6.4.1.条中所述的含义。

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any comprehensive Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria.

“受制裁国家”指在任何时候作为或其政府作为任何全面制裁的对象或目标的国家、地区或区域，包括但不限于克里米亚、古巴、伊朗、朝鲜和叙利亚。

“Sanctioned Person” means, at any time, (a) any Person that is the subject or target of any Sanctions by being identified on any Sanctions-related list, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person Controlled by any such Person described in (a) and (b).

“受制裁人士”指在任何时候，(a)因被列入任何制裁相关名单而成为任何制裁对象或目标的任何人士，(b)位于、组建、运营或居住在受制裁国家的任何人士，或(c)任何由(a)和(b)项所述人士控制的任何人士。

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“制裁”指：(a)美国政府，包括美国财政部海外资产控制办公室或美国国务院，或(b)联合国安理会、欧盟或英国财政部不时施加、管理或执行的经济或金融制裁或贸易禁运。

“Secretary” means the secretary of the Board.

“董事会秘书”指董事会秘书。

“Shareholder” and “Shareholders” means, as of the Effective Date, VRB Cayman, and, as of the Control Acquisition Date, each of VRB Cayman and CES and their respective Permitted Transferees, and any other Person that becomes a holder of an Equity Interest and joins and becomes a party to this Agreement.

“股东”截至生效日，指VRB开曼；截至控制权取得日，指VRB开曼和 中能储及其各自的获准受让方，以及成为股权持有人并加入和成为本协议一方的任何其他人士。

“Shareholder Loan” has the meaning set forth in Section 4.3.1.

“股东贷款”具有第 4.3.1条中所述的含义。

“Subject Party” has the meaning set forth in Section 5.2.1(a).

“标的方”具有第 5.2.1(a)条中所述的含义。

“Tag-Along Sale” has the meaning set forth in Section 6.5.1.

“随售权出售”具有第6.5.1.条中所述的含义。

“Tax” or “Taxes” means all foreign, federal, state, provincial, national, local and other taxes, fees, levies, duties and other assessments or charges of whatever kind (including zakat, income, excise, customs duties, tariffs, stamp, transfer, property, occupancy, value added, use, real estate, sales, payroll, gains, gross receipts, withholding and mining royalties or severance or other fees) together with any commission, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges imposed or collected by a Governmental Authority whether directly or primarily charged against, recoverable from or attributable to any person;

“税费”或“税”指所有外国、联邦、州、省、国家、地方和其他税款、费用、征税、关税和其他任何种类的评估或收费（包括扎卡特税、所得税、 消费税、关税、关税、印花税、转让税、财产税、占用税、增值税、 使用税、不动产税、销售税、工资税、收益税、总收入税、预提税、 采矿特许权使用费或析产费或其他费用），以及政府机关征收的与上述税款、费用、征税、关税或其他评估或收费有关的任何佣金、罚金或附加应收款，无论其直接或主要是向任何人收取、可向任何人追讨或归属于任何人；

“Target Equity” has the meaning set forth in the Recitals.

“目标股权”具有前言中所述的含义。

“Transition Plan” means that certain plan for transition of the Business of even date herewith by and among VRB China, VRB Cayman, VRB USA, and CES, a copy of which is attached hereto as Exhibit B.

“过渡计划”指由 VRB 中国、VRB开曼、 VRB美国和中能储于本协议签署日签署的业务过渡计划，附于本协议附件B。

“Unfunded Amount” has the meaning set forth in Section 4.3.5.

“未出资金额”具有第4.3.5条中所述的含义。

“VRB Cayman” has the meaning set forth in the Preamble.

“VRB开曼”具有前言中所述的含义。

“VRB Cayman/USA Areas” means the jurisdictions assigned to VRB Cayman or VRB USA as required and provided in the Cooperation Agreement.

“VRB开曼/美国区域”指根据《合作协议》的要求和规定分配给 VRB 开曼或 VRB 美国的辖区。

“VRB Cayman Director” and “VRB Cayman Directors” have the meaning set forth in Section 3.3.4(a).

“VRB开曼董事”具有第3.3.4(a)条中所述的含义。

“VRB China” has the meaning set forth in Preamble.

“VRB中国”具有前言中所述的含义。

“VRB China Areas” means the jurisdictions assigned to VRB China as required and provided in the Cooperation Agreement.

“VRB中国区域”指根据《合作协议》的要求和规定分配给 VRB中国的辖区。

“VRB China Governing Documents” means the VRB China Joint Venture Agreements and the VRB China Organizational Documents.

“VRB中国治理文件”指VRB中国合资协议和VRB中国设立文件。

“VRB China Joint Venture Agreements” means this Agreement, the Cooperation Agreement, and the Transition Plan, as they exist as of the Effective Date and as they may be subsequently amended or restated in accordance with the terms thereof.

“VRB中国合资协议”指截至生效日业已存在的本协议、《合作协议》和《过渡计划》，以及随后可能根据其条款进行的修订版或重述版。

“VRB China Organizational Documents” means the Articles of Association of VRB China, as they exist as of the Effective Date, and as they may be subsequently amended or restated in accordance with Law, the terms thereof, and the terms of this Agreement and the Purchase Agreement.

“VRB中国设立文件”指截至生效日业已存在的VRB中国的章程，以及随后可能根据法律、章程条款、本协议条款和购买协议进行的修订版或重述版。

“VRB USA” means VRB Energy USA, Inc., a Delaware corporation and wholly-owned subsidiary of VRB Cayman as of the Effective Date, and any successor or assignee thereof.

“VRB美国”指VRB Energy USA, Inc.，一家特拉华公司，以及截至生效日 VRB 开曼的全资子公司，及其任何继任人或受让人。

1.2            Interpretation. In interpreting this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require, (a) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by those words or words of similar import, (b) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including any Appendix or Exhibits, and not to any particular Article, Section, or other subdivision of this Agreement or Appendix or Exhibit to this Agreement, (c) any pronoun shall include the corresponding masculine, feminine, and neuter forms, (d) the singular includes the plural and vice versa, (e) references to any agreement (including this Agreement) or other document are to the agreement or document as amended, modified, supplemented, and restated now or from time to time in the future, (f) references to any Law are to it as amended, modified, supplemented, and restated now or from time to time in the future, and to any corresponding provisions of successor Laws, (g) except as otherwise expressly provided in this Agreement, references to an “Article,” “Section,” “preamble,” “recital,” or another subdivision, or to the “Appendix” or an “Exhibit,” are to an Article, Section, preamble, recital or subdivision of this Agreement, or to the “Appendix” or an “Exhibit” to this Agreement, (h) references to any Person include the Person’s respective successors and permitted assigns, (i) references to “dollars” or “$” shall mean the lawful currency of the United States of America and references to “RMB” or “¥” shall mean the lawful currency of the PRC, (j) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days, (k) if interest is to be computed under this Agreement, it shall be computed on the basis of a 360-day year of twelve 30-day months, (l) if any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next succeeding Business Day, and (m) any financial or accounting terms that are not otherwise defined herein shall have the meanings given under PRC GAAP.

释义.      在解释本协议时，除非本协议另有说明或上下文另有要求，（a）“包括”一词被视为后面跟着“但不限于”，无论它们是否实际上后面跟着具有类似含义的词语，（b）“本协议”、“本协议中”、“根据本协议”和类似术语是指本协议的全部内容，包括任何附录或附件，而不是指本协议或本协议附录或附件的任何特定条款、章节或其他细分，（c）任何代名词应包括相应的阳性、阴性和中性形式，（d）单数包括复数反之亦然，（e）提及任何协议（包括本协议）或其他文件是指现在或将来不时修订、修改、补充和重申的协议或文件，并在现在或将来不时重申，以及继承法律的任何相应规定，（g）除非本协议另有明确规定，否则提及“条”、“节”、“前言”或其他细分，或“附录”或“附件”，均指本协议的条款、章节、前言或细项，或本协议的“附录”和“附件”；（h）提及任何人士包括该人士各自的继承人和许可受让人；（i）提及“美元”或“$”应指美国的法定货币，提及“人民币”或“¥ ”是指中国的法定货币，（j）提及“日”或“天”（不明确限定为“工作”）是指日历日或日历天数，（k）如果根据本协议计算利息，应按一年360天，即12个30天的月计算，（l）如果在特定日历日或之前采取或发出任何行动或通知，而该日历日不是工作日，则该行动或通知可在下一个工作日采取或发出，并且（m）本协议中未另行定义的任何财务或会计术语应具有中国通用会计准则规定的含义。

1.3              Conflict. In the event of any conflict between the terms or provisions of this Agreement and the terms or provisions of any other VRB China Governing Document, the terms or provisions of this Agreement shall control and prevail except (i) the more specific terms or provisions of any other VRB China Governing Document, if any, shall control and prevail, or (ii) as otherwise as required by Law.

冲突. 如果本协议条款或规定与任何其他VRB中国治理文件的条款或规定之间存在任何冲突，则应以本协议条款为准，但以下情况除外：（i）应以任何其他VRB中国治理文件（如有）的更具体条款或规定为准，或（ii）法律另有要求。

1.4              Equity Interests Covered by this Agreement. This Agreement shall apply to all Equity Interests that are now or hereafter (i) registered in VRB China’s records in the name of a Shareholder, (ii) Controlled by a Shareholder, or (iii) beneficially owned by a Shareholder or any Permitted Transferee of a Shareholder. This Agreement shall apply to any options, warrants, conversion privileges, and any other share rights directly, indirectly, or beneficially owned by a Shareholder in VRB China. If after the Effective Date, any Equity Interests or other securities (other than any equity interests or securities of another Person issued to VRB China’s Shareholders pursuant to a plan of merger) are issued on, in exchange for, or in connection with any of the Equity Interests by reason of any stock dividend, stock split, reverse stock split, merger, consolidation, combination, reorganization, reclassification, recapitalization, or other share transaction involving VRB China, such Equity Interests or other securities shall be deemed to be covered as Equity Interests for purposes of this Agreement.

本协议涵盖的股权. 本协议适用于现在或以后（i）以股东名义在VRB中国记录中登记的所有股权，（ii）由股东控制的股权，或（iii）股东或股东的任何许可受让人实益拥有的股权。本协议适用于VRB中国股东直接、间接或实益拥有的任何期权、认股权证、转换特权和任何其他股权。如果在生效日后，由于任何股票股息、股票分割、反向股票分割、合并、兼并、合并、重组、重新分类、资本重组或涉及VRB中国的其他股票交易，在任何股权上发行任何股权或其他证券（根据合并计划向VRB中国股东发行的任何股权或证券除外），以换取任何股权或与任何股权相关的证券，则就本协议而言，此类股权或其他债券应被视为包含在股权范围内。

Article 2
PRE-COMPLETION GOVERNANCE AND OPERATIONS
第二条
交割前治理和运营

2.1              VRB Cayman Control. During the time period from the Effective Date until the Control Acquisition Date (the “Pre-Completion Period”), VRB China shall remain a wholly-owned subsidiary of VRB Cayman and shall continue to be governed by the directors, supervisors and officers of VRB China as they are constituted on the Effective Date in accordance with Law and the VRB China Organizational Documents.

VRB 开曼控制. 生效日起至控制权取得日止的期间（“交割前期间”），VRB中国应继续作为VRB开曼的全资子公司，并应继续受VRB中国董事、监事和高级职员的管辖，因为他们是在生效日根据法律和VRB中国设立文件组成的。

2.2              Pre-Completion Covenants and Obligations. Notwithstanding VRB Cayman’s control of VRB China during the Pre-Completion Period, the Parties acknowledge, understand, and agree that they shall uphold the covenants and fulfill the obligations set forth in the Purchase Agreement and work together in good faith to transition and operate the Business as contemplated in the Transition Plan and the Cooperation Agreement.

交割前承诺和义务 尽管 VRB开曼在交割前期间对 VRB 中国拥有控制权，但各方承认、理解并同意，他们应遵守购买协议中规定的契约和履行购买协议中规定的义务，并真诚合作，按照《过渡计划》和《合作协议》的约定过渡和运营业务。

2.3              Application of Agreement in Pre-Completion Period. During the Pre-Completion Period, notwithstanding VRB Cayman’s control of VRB China and in addition to the covenants and obligations set forth in the Purchase Agreement and the terms of the Transition Plan and Cooperation Agreement, neither VRB China nor VRB Cayman as the sole Shareholder of VRB China shall take, or permit any of their respective supervisors, directors, secretary or officers (as applicable) to take, any actions with respect to VRB China which are inconsistent or contrary to this Agreement or any of the other Transaction Documents (as defined under the Purchase Agreement), applied in each case as though CES is the owner of the Target Entity.

在交割前期间，尽管 VRB 开曼控制 VRB 中国，除《购买协议》中规定的承诺和义务以及《过渡计划》和《合作协议》的条款外，VRB 中国或 VRB开曼作为 VRB 中国的唯一股东均不得采取或允许其各自的监事、董事、秘书或高级职员（如适用）采取与本协议或任何其他交易文件不一致或相违背的有关 VRB 中国的任何行动、或允许其各自的任何监事、董事、秘书或高级职员（如适用）就 VRB 中国采取任何与本协议或任何其他交易文件（定义见《购买协议》）不一致或相违背的行动，在每种情况下适用时均视同中能储为目标实体的所有者。

Article 3
JOINT VENTURE GOVERNANCE

第三条

合资企业治理

3.1              Joint Venture Governance. As of the Control Acquisition Date, CES holds a 51% Equity Interest and VRB Cayman holds a 49% Equity Interest. From the Control Acquisition Date and continuing until this Agreement is terminated in writing signed by all the Parties or the Parties consummates a public exchange listing of VRB China, the provisions of this Article 3, in addition to the terms of the other VRB China Joint Venture Agreements and the VRB China Organizational Documents, shall control the governance and decision making of VRB China.

合资企业治理。自控制权取得日起，直至本协议经各方书面签署终止或各方完成VRB中国的公开交易上市，除其他VRB中国合资协议和VRB中国设立文件的条款外，本第3条的约定应控制VRB中国公司的治理和决策。

3.2              Conduct of the Business. The Shareholders acknowledge, agree, and understand that VRB China has been formed and is existing for the purpose of carrying on the Business. Notwithstanding any provisions of the VRB China Governing Documents to the contrary, VRB China may not conduct any other business, and shall have no powers or authority to conduct any business, other than the Business, without the affirmative vote or consent of the Shareholder holding or the Shareholders collectively holding at least two-thirds (2/3) of the Equity Interests.

业务经营。股东承认、同意并理解，VRB中国已成立并存续以开展业务。尽管VRB中国治理文件有任何相反的规定，未经持有或共同持有至少三分之二（2/3）股权的股东的赞成票或同意，VRB中国不得开展任何其他业务，也无权或无授权开展除业务以外的任何业务。

3.3              Board of Directors.

董事会

3.3.1            General Responsibility and Authority. Subject to the terms set forth in this Agreement and the other Joint Venture Agreements, the board of directors of VRB China (the “Board”) shall have the general responsibility and authority for the day-to-day management, operational functions, and affairs of VRB China and the supervision of the officers of VRB China (except for any matters requiring approval of the Shareholders pursuant to Section 3.5.2(b) or any authority that the Shareholders of VRB China may not delegate to the Board in accordance with Law).

一般责任和权力。根据本协议和其他合资协议约定的条款，VRB中国董事会（“董事会”）应对VRB中国的日常管理、运营职能和事务以及VRB中国高级职员的监督负有一般责任和权力（根据第3.5.2（b）条需要股东批准的任何事项或VRB中国股东依法不得授予董事会的任何权力除外）。

3.3.2            Voting and Written Consents.

投票和书面同意

(a)            Subject to Section 3.3.2(b) and Section 3.5.2(b), the Board shall decide every matter considered by it by a vote requiring approval by a simple majority, except that, in the event of a tie, the Chairman shall have the deciding vote. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting and without prior notice if the action is evidenced by a written consent describing the action taken, signed by all the Directors. Action taken by written consent shall be effective upon the signing by all Directors of the consent, unless the consent specifies a different effective date (in which case such consent shall be effective as of such different date).

根据第3.3.2（b）和3.6.2（b）条，董事会应通过需要简单多数批准的投票决定其审议的每一事项，但如果票数相等，董事长应拥有决定权。如果所有董事签署了描述所采取动议的书面同意书，则董事会会议上要求或允许采取的任何动议都可以在不召开会议和不事先通知的情况下采取。书面同意采取的动议应在所有董事签署同意书后生效，除非同意书规定了不同的生效日期（在这种情况下，该同意书应自该不同日期起生效）。

(b)            Notwithstanding Section 3.3.2(a), and subject to and except as otherwise provided in the other VRB China Joint Venture Agreements, if and for so long as CES is entitled to designate a majority of the Directors pursuant to Section 3.3.4(a), then the following matters of the Board shall be solely determined by the affirmative vote or consent of the CES Directors:

尽管有第3.3.2(a)条的约定，除其他VRB中国合资协议另有约定外，如果且只要中能储有权根据第3.3.4(a)条指定大多数董事，则董事会的以下事项应仅由中能储董事的赞成票或同意决定：

(i)            Any necessary or advisable changes to the VRB China management team for operational requirements of the Business;

根据业务运营要求，对VRB中国管理团队进行任何必要或适当的变更；

(ii)           The appointment, removal, or replacement of the Chief Executive Officer; and

首席执行官的任命、免职或更换：

(iii)          The creation of any other necessary or advisable senior management positions at VRB China or with respect to any of its subsidiaries.

在VRB中国或其任何子公司设立任何其他必要或适当的高级管理职位。

3.3.3            Size of the Board. The size of the Board shall be set at six (6) individuals (each a “Director” and collectively the “Directors”).

董事会的人数。董事会应设六（6）人（各称为“各董事”，统称为“董事”）。

3.3.4            Designation and Election of Directors. The Directors shall be designated and elected to the Board by the Shareholders as follows:

董事的指定和选举。董事应由股东指定并选举为董事会成员，具体如下：

(a)            Based on their respective Equity Interests in VRB China (either alone or together in the aggregate with the Equity Interests in VRB China held by their respective Permitted Transferees), CES shall be entitled to designate Directors to the Board (each a “CES Director” and collectively the “CES Directors”) and VRB Cayman shall be entitled to designate Directors to the Board (each a “VRB Cayman Director” and collectively the “VRB Cayman Directors”) according to the following table:

根据其各自在VRB中国的股权（单独或与各自获准受让方合计持有的VRB中国股权），中能储有权根据下表向董事会指定董事（称为“中能储董事”），VRB开曼有权根据以下表格向董事会指定董事（称为“VRB开曼董事”）：

% Equity Interests %股权	Greater than 50% 高于 50%	Greater than 50% 高于 50%	Greater than 50% 高于 50%	50% 50%	Less than 50% and greater than 20% 低于 50%且高于 20%	Less than 20% and greater than 10% 低于 20% 且高于 10%	Less than 10% 低于 10%
CES Directors 中能储董事	6	5	4	3	2	1	0
% Equity Interest %股权	Less than 10% 低于10%	Less than 20% and greater than 10% 低于20%且高于10%	Less than 50% and greater than 20% 低于50%且高于20%	50% 50%	Greater than 50% 高于50%	Greater than 50% 高于50%	Greater than 50% 高于50%
VRB Cayman Directors VRB开曼董事	0	1	2	3	4	5	6

(b)            If neither CES nor VRB Cayman is entitled to designate a Director pursuant to Section 3.3.4(a), then any individual may be nominated for election as a Director by any current Director or any Shareholder owning at least ten percent (10%) of the Equity Interests of VRB China and shall be elected to the Board upon the affirmative vote or consent of the Shareholder holding or the Shareholders collectively holding greater than fifty (50%) of the Equity Interests of VRB China.

如果中能储和VRB开曼均无权根据第3.3.4(a)条指定董事，则任何个人均可由任何现任董事或拥有VRB中国至少百分之十（10%）股权的任何股东提名为董事，并应在持有或共同持有VRB中国超过五十（50%）股权的股东投赞成票或同意后当选为董事会成员。

(c)            Each Shareholder shall vote or consent pursuant to an action by written consent of the Shareholders all Equity Interests in VRB China now or hereafter directly or indirectly owned of record or beneficially by the Shareholder, or to cause such Equity Interests to be voted, in such manner as may be necessary to elect (and maintain in office) as the members of the Board the individuals designated by CES as CES Directors and the individuals designated by VRB Cayman as VRB Cayman Directors pursuant to Section 3.3.4(a).

各股东应根据股东书面同意的动议，以必要的方式以股东现在或以后直接或间接拥有或实益拥有的VRB中国的所有股权，或促使此类股权用于投票，进行投票或同意，以选举（并维持）中能储根据第3.3.4(a)条指定的中能储董事和VRB开曼根据第3.3.4(a)条指定的VRB开曼董事作为董事会成员。

3.3.5            Term of Service. Until the earlier of the Director’s death, disability, resignation, removal, or replacement in accordance with the terms of this Agreement, the VRB China Organizational Documents, and Law, each Director shall serve in such position on the Board for a term of three (3) years and could be reelected or redesignated to serve for consecutive terms when the current term expires.

服务期限。根据本协议、VRB中国设立文件和法律的条款，在董事死亡、残疾、辞职、免职或更换（以较早者为准）之前，各董事应在董事会任职三（3）年，并可在当前任期届满时通过被重新选举或被重新指定进行连任。

3.3.6            Removal and Replacement. In the event CES or VRB Cayman loses a right to designate a Director to the Board pursuant to Section 3.3.4(a), then such Director may be removed from the Board upon written notice by any Party to the other Parties. Each of CES and VRB Cayman may remove a Director designated by it, replace any Director designated by it, and appoint a new Director designated by it, in each case pursuant to Section 3.3.4(a), by written notice to the other Parties. If required by Law or the VRB China Organizational Documents, the Shareholders shall adopt a resolution removing such Director and appointing such new Director at the next Shareholders’ meeting. A Shareholder shall not take any action to remove or replace a Director that was not designated to the Board by such Shareholder.

免职和更换。如果中能储或VRB开曼失去根据第3.3.4(a)条向董事会指定董事的权利，则任何一方向其他各方发出书面通知后，该董事可被免职。中能储和VRB开曼均可根据第3.3.4(a)条向其他各方发出书面通知，免职其指定的各董事，更换其指定的任何董事，并任命其指定的新董事。如果法律或VRB中国设立文件要求，股东应在下次股东大会上通过决议罢免该董事并任命新董事。股东不得采取任何行动免职或更换非由其向董事会指定的董事。

3.3.7            Board Meetings.

董事会会议

(a)            The Board shall meet at least annually and as often as is required under Law, either on dates fixed at an earlier meeting or as called by the Chairman. The Chairman shall give notice, specifying the time and place of, and the agenda for, each meeting of the Board, to all Directors at least five (5) Business Days before the time appointed for the meeting.

董事会应至少每年举行一次会议，并按照法律要求的频率举行会议，会议日期可以在之前的会议上确定，也可以由董事长召集。董事长应在会议指定时间前至少五（5）个工作日向所有董事发出通知，说明每次董事会会议的时间、地点和议程。

(b)            The Board shall meet virtually or in a mutually agreeable place, and failing agreement, at VRB China’s principal office.

董事会应线上举行或在各方同意的地点举行，如未达成同意，则应在VRB中国总部举行会议。

(c)            Meetings of the Board may be held by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such communications equipment shall constitute presence in person at the meeting.

董事会会议可以通过电话会议或其他通信设备举行，所有与会人员都可以通过这些设备相互听到对方的声音，通过这些通信设备参加会议应构成现场出席会议。

(d)            The Board shall not decide on any matter at a meeting unless such matter is included in the agenda for such meeting (or all the Directors present at the meeting otherwise agree).

董事会不得在会议上就任何事项作出决定，除非该事项已列入会议议程（或经出席会议的所有董事同意）。

(e)            A quorum for any meeting of the Board shall consist of not less than four (4) Directors in person or by telephone, at least one (1) of which shall be a CES Director (if any) and at least one (1) of which shall be a VRB Cayman Director (if any).

任何董事会会议的法定人数应由不少于四（4）名董事现场出席或通过电话出席，其中至少一（1）名董事应为中能储董事（如有），至少一（一）名董事为VRB 开曼董事（如有）。

3.3.8            Legal Representative, Chairman and Secretary.

法定代表人，董事长及董事会秘书

(a)            Whichever Party is entitled to designate a majority of the Directors to the Board pursuant to Section 3.3.4, respectively, shall, as part of such designations, designate the Director that shall serve as the Chairman of the Board. If no Party is entitled to designate a majority of the Directors to the Board pursuant to Section 3.3.4, then the Directors shall appoint the Chairman of the Board. The Chairman shall be the legal representative of VRB China.

根据第3.3.4条，无论哪一方有权分别指定董事会多数董事，作为此类指定的一部分，应指定一名董事担任董事长。如果任何一方均无权根据第3.3.4条指定董事会多数董事，则董事应任命董事会董事长。董事长应为VRB中国的法定代表人。

(b)            The Chairman shall be entitled to appoint the secretary for each meeting of the Board. The secretary of the meeting shall prepare minutes of that meeting and circulate copies thereof to each Director within ten (10) Business Days after the meeting. The minutes, unless objected by any attending Director at the next meeting at which such minutes are being brought before the Board for approval, shall be the official record of the decision made by the Board.

董事长有权为每次董事会会议任命董事会秘书。董事会秘书应为该次董事会会议准备会议纪要，并应在会议结束后十（10）个工作日内将副本分发给各董事。除非出席会议的任何董事在下一次会议该会议纪要被董事会传阅并批准时进行反对，该会议记录应作为董事会决定的正式记录。

3.4              Officers. Subject to the terms set forth in this Agreement and the other VRB China Governing Documents, the Board may delegate the day-to-day management of the business and affairs of VRB China to one or more officers. Each officer, unless otherwise provided in this Agreement, or any employment agreement or consulting agreement with the officer, may be appointed or removed by the Board at any time and shall serve at the discretion of the Board until the officer’s death, disability, resignation, removal, or replacement. Each officer shall have such powers, duties, and responsibilities as determined from time to time by the Board or, with respect to any officer other than the Chief Executive Officer, as determined from time to time by the Chief Executive Officer, or as provided in the VRB China Governing Documents or Law. The officers of VRB China shall at least include a Chief Executive Officer and Chief Financial Officer.

高级职员。受本协议和其他VRB中国治理文件条款的约束，董事会可将VRB中国业务和事务的日常管理委托给一名或多名高级职员。除非本协议或与该高级职员签订的任何雇佣协议或咨询协议另有约定，否则董事会可随时自行决定任命或罢免各高级职员，直至该高级职员死亡、残疾、辞职、免职或被更换。各高级职员应具有董事会不时确定的权力、职责和责任，对于首席执行官以外的任何高级职员，则应由首席执行官不时确定，或根据VRB中国治理文件或法律的规定。VRB中国的高级职员应至少包括一名首席执行官、首席财务官。

3.5              Shareholders.

股东

3.5.1            Shareholder Meetings. The Shareholders shall meet at least once each calendar year, either on dates fixed at an earlier meeting or as called in accordance with the VRB China Organizational Documents or Law. Meetings of Shareholders shall take place in accordance with the VRB China Organizational Documents and Law, and subject to the following requirements:

股东大会。股东应至少在每个日历年举行一次会议，会议日期可在之前的会议上确定，也可根据VRB中国设立文件或法律召开。股东大会应按照VRB中国设立文件和法律举行，并符合以下要求：

(a)            The Shareholder meeting shall be virtually, at a place designated by the Board, or at VRB China’s principal office.

股东大会应在董事会指定的地点线上举行或在VRB中国总部举行。

(b)            Meetings of the Shareholders may be held by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such communications equipment shall constitute presence in person at the meeting.

股东大会可以通过电话会议或其他通信设备举行，所有与会者都可以通过这些设备相互听到对方的声音，通过这些通信设备参加会议应构成现场出席会议。

(c)            The Shareholders shall not decide on any matter at a meeting unless such matter is included in the agenda for such meeting (or all the Shareholders present at the meeting otherwise agree).

股东不得在会议上就任何事项作出决定，除非该事项已列入会议议程（或经出席会议的所有股东同意）。

(d)            The Board shall call a Shareholder meeting by giving not less than fifteen (15) days prior notice to each Shareholder.

董事会应至少提前十五（15）日通知各股东召开股东大会。

(e)            A quorum for a Shareholder meeting shall consist of not less than one (1) Shareholder in person or by telephone.

股东大会的法定人数应不少于一（1）名股东现场出席或通过电话出席。

3.5.2            Voting and Written Consents.

投票和书面同意

(a)            Subject to Section 3.5.2(b) and except as otherwise required by the VRB China Organizational Documents or Law, the Shareholders of VRB China shall decide every question submitted to it by a vote requiring approval by the Shareholder holding or the Shareholders holding greater than fifty percent (50%) of the Equity Interests. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting and without prior notice if the action is evidenced by a written consent describing the action taken, signed by the Shareholder or the Shareholders holding the Equity Interests required to approve such action if the action were taken by affirmative vote at a meeting of the Shareholders. Action taken by written consent shall be effective upon the signing of the consent by the requisite Shareholders, unless the consent specifies a different effective date (in which case such consent shall be effective as of such different date).

根据第3.5.2（b）条，除非VRB中国设立文件或法律另有要求，否则VRB中国的股东应通过投票决定提交给它的每一个问题，该投票需要持有百分之五十（50%）以上股权的股东批准。股东大会上要求或批准采取的任何动议，如果该动议有股东或持有股权的股东签署的书面同意证明，则可以在不召开会议和不事先通知的情况下采取，通过股东签署或如果该动议是在股东大会上以赞成票采取的，则需要持有股权的股东批准该动议。书面同意采取的动议应在必需的股东签署同意书后生效，除非同意书规定了不同的生效日期（在这种情况下，该同意书应自该不同日期起生效）。

(b)            Notwithstanding Section 3.5.2(a), and subject to and except as otherwise provided in the other VRB China Joint Venture Agreements, or except as otherwise required by the VRB China Organizational Documents or Law, the following matters may not be taken by VRB China, or the Board, any of its Directors, or any of its officers in the name or on behalf of VRB China, without the affirmative vote or consent of the Shareholder holding, or the Shareholders collectively holding, at least two-thirds (2/3) of the Equity Interests:

尽管有第3.5.2（a）条的约定，除非其他VRB中国合资协议另有约定，或除非VRB中国设立文件或法律另有要求，未经持有或共同持有至少三分之二（2/3）股权的股东的赞成票或同意，VRB中国、董事会、其任何董事或其任何高级职员不得以VRB中国的名义或代表VRB中国处理以下事项：

(i)            The formation, creation, acquisition, ownership, operation, or conduct of any business other than the Business;

成立、创建、收购、拥有、经营或开展除业务以外的任何业务；

(ii)           Except for Current Budgets or any modifications made to the Current Budgets in accordance with the Transition Plan, the approval or modification of any Annual Budget or any annual accounts;

除当前预算或根据《过渡计划》对当前预算进行的任何修改外，任何年度预算或任何年度账目的批准或修改；

(iii)          The adoption, approval, or any modification of VRB China’s profit distribution and loss recovery plan;

采用、批准或修改VRB中国的利润分配和亏损弥补计划；

(iv)          Except as required by the terms of the Purchase Agreement, any increase or decrease in VRB China’s registered capital;

除购买协议条款要求外，VRB中国注册资本的任何增加或减少；

(v)          Except as provided in Article 4 (Financing), the incurrence of any substantial financial indebtedness in excess of, in the aggregate, RMB 20,000,000 by VRB China or any of its Subsidiaries, including any loans from Shareholders (other than Shareholder loans to support VRB China’s liquidity requirements);

除第4条（融资）约定外，VRB中国或其任何子公司发生的任何总数超过人民币20,000,000元的重大金融债务，包括股东提供的任何贷款（支持VRB中国流动性要求提供的股东贷款除外）；

(vi)          Except for the issuance of Equity Interests pursuant to the employee share incentive plan of VRB China as duly adopted by the Board, the issuance of any Equity Interests of any nature to any Person other than CES, VRB Cayman, or their respective Permitted Transferees;

除根据董事会正式通过的VRB 中国员工股权激励计划发行股权外，向中能储、VRB 开曼或其各自的许可受让人以外的任何人发行任何性质的股权；

(vii)         Granting a pledge, lien or charge over any Intellectual Property or other assets of VRB China or any Equity Interests;

对VRB中国的任何知识产权或其他资产或任何股权授予质押、留置或押记；

(viii)        Except for the completion of the assignments contemplated in Section 3.8 of the Purchase Agreement or the licensing of software, know-how, or marks in the ordinary course of business, the sale, assignment, licensing, or other transfer of any Intellectual Property used in or relating to the Business;

除为完成购买协议第3.8条约定的转让或在正常业务过程中许可软件、专有技术或商标外，出售、转让、许可或以其他方式转让业务中使用的或与业务有关的任何知识产权；

(ix)           Any merger, division, dissolution, liquidation, or change in the company form of VRB China;

VRB中国的任何合并、分立、解散、清算或公司形式的变更；

(x)            Any transfer of any Equity Interests by any Shareholder to any Person other than CES or VRB Cayman or their respective Permitted Transferees, except in compliance with Section 6.4 (Rights of First Refusal) and Section 6.5 (Tag-Along Rights), or in connection with a public exchange listing of VRB China;

任何股东向除中能储或VRB 开曼或其各自许可受让人以外的任何人转让任何股权，除非符合第6.4条（优先购买权）和第6.5条（随售权）的规定，或与VRB中国的公开上市有关；

(xi)           Any acquisition of assets by VRB China pursuant to which Equity Interests are to be issued as consideration;

VRB中国对资产的任何收购，根据该收购，将以发行股权作为对价；

(xii)          Any material disposition of assets by VRB China, other than transactions made in the ordinary course of business with the disposition of any asset with a value of at least RMB 10,000,000 being deemed material;

VRB中国对资产的任何重大处置，但在正常业务过程中进行的交易除外，处置价值至少为人民币10,000,000元的任何资产被视为重大处置；

(xiii)         The entering of material related party transactions (being any transaction with an aggregate value of at least RMB 10,000,000) other than transactions with CES or its Affiliates as contemplated by the Current Budget or an Annual Budget; and

进行重大关联交易（总价值至少为人民币10,000,000元的任何交易），但不包括当前预算或年度预算中规定的与中能储或其关联方的交易；以及

(xiv)         The amendment, restatement or other modification to any of the VRB China Organizational Documents.

对任何VRB中国设立文件的修订、重述或其他修改。

3.6              Capital Reduction. After the Control Acquisition Date, VRB China shall proceed with the reduction of the unpaid registered capital of VRB China as the Board determines necessary (the “Capital Reduction”) and register such Capital Reduction with the competent company registration authorities, or take such other action as the Board determines necessary to address VRB China’s unpaid registered capital; provided, that under no circumstances shall VRB China require VRB Cayman or CES to contribute capital to VRB China in satisfaction of any unpaid registered capital of VRB China unless finally required by the applicable Laws. Both VRB Cayman and CES shall conduct all necessary actions and provide all necessary assistance relating to the Capital Reduction, including but not limited to signing, or causing the directors designated by them, respectively, to sign, any documentation required for the Capital Reduction, including but not limited to board resolutions, shareholders resolutions, amended articles of association, and administrative forms, etc., as determined by the Board in its discretion.

在控制权取得日之后，VRB中国应在董事会认为必要的情况下推进缩减注册资本（“减资”），并在适用的公司备案机构就该项减资进行备案，或采取董事会认为必要的其他措施以解决VRB中国的未缴注册资本，前提是VRB中国在任何情况下均不能要求VRB开曼或中能储向VRB中国进行注资以满足VRB中国的未缴注册资本，除非适用法律最终要求。VRB开曼及中能储双方均须就减资进行所有必要的工作并提供所有必要的协助，包括但不限于签署或使其委托的董事签署任何减资需要的文件，包括但不限于董事会决议、股东决议、修订版章程、以及行政表格等。

Article 4
ACCOUNTING AND FINANCING
第四条 会计与筹资

4.1              Budgeting.

预算编制

4.1.1            Budgets. The Business shall be conducted, expenses shall be incurred, and assets shall be acquired only pursuant to Budgets approved in accordance with this Agreement.

预算。 业务的开展、费用的发生和资产的获得只能依据根据本协议批准的预算。

4.1.2            Preparation of Budgets. Management shall, at least sixty (60) days prior to the end of each Financial Year, prepare and submit to the Board a detailed Annual Budget in relation to the forthcoming Financial Year.

预算的编制。 管理层应在每个财政年度结束前至少六十（60）天编制并向董事会提交下一个财政年度的详细年度预算。

4.1.3            Approval and Funding of Budgets. A Budget shall be deemed adopted and effective upon approval by the Board and Shareholders as required by Section 3.5.2(b)(ii).

预算的批准和供资。 根据第 3.5.2（b）（ii）条的规定，预算一经董事会和股东批准，即视为通过并生效。

4.1.4            Budget Overruns. Overruns of ten percent (10%) or more of the amount provided for in any approved Budget shall require Board approval. Without prejudice to the foregoing, management shall immediately notify the Board of any anticipated material departure from, or proposed changes to, the then applicable approved Budget and overruns of five percent (5%) or more of the amount provided for in an approved Budget shall be added to the agenda for discussion at the next meeting of the Board.

预算超支。 预算超支达到或超过任何已批准预算金额的百分之十 （10%）时，须经董事会批准。 在不影响前述规定的前提下，管理层应立即通知董事会任何与当时适用的已批准预算的预期重大偏离或拟议变更，而超出已批准预算金额百分之五（5%）或以上的部分应列入下一次董事会会议议程进行讨论。

4.2              Existing Financing Obligations. Notwithstanding the provisions of Section 4.1, the Parties acknowledge, ratify, and confirm the following existing obligations as of the Effective Date to finance the Business:

现有融资义务。 尽管有第 4.1 条的规定，各方承认、批准并确认以下截至生效日的现有融资义务：

4.2.1            CES shall make the Equity Transfer payments to VRB Cayman and the Capital Increase payments to VRB China as provided in the Purchase Agreement and the Payment Schedule (as defined therein and attached thereto as Appendix 1);

中能储应按照购买协议和付款时间表（如本协议定义和附件1所示）的规定，向VRB开曼支付股权转让款，向VRB中国支付增资款；

4.2.2            As of the Effective Date, the Parties have approved the Annual Budgets for the remainder of the Financial Year 2024 and the Financial Year 2025 that are attached to the Transition Plan (each a “Current Budget” and collectively the “Current Budgets”), and CES shall make the capital contributions to VRB China as required by the Current Budgets;

截至生效日，各方已批准了《过渡计划》所附的2024财政年度剩余时间和2025财政年度的年度预算（“当前预算”），中能储应按照当前预算的要求向VRB中国出资；

4.2.3            None of VRB China nor any Shareholder shall incur any expenses on behalf of VRB China, or reimburse any expenses of VRB China, except as may be provided for in Current Budgets; and

VRB中国或任何股东均不得代表VRB中国承担任何费用，也不得报销VRB中国的任何费用，但当前预算中另有规定的除外；和

4.2.4            VRB China shall manage its assets and liabilities, pay any expenses or incur any liabilities, or establish any reserves, as may be provided for in the Current Budgets.

VRB中国应按照当前预算的规定管理其资产和负债，支付任何费用或承担任何负债，或建立任何储备金。

4.3              Additional Financing.

额外融资

4.3.1            If the Board determines that VRB China requires additional funding, which may or may not be pursuant to a Budget, then subject to any Shareholder approval requirements under Section 3.5.2(b), the Board may call for the Shareholders to provide the additional funding (“Additional Financing”) in the form of either contributions of capital (“Capital Contribution”) or loans (“Shareholder Loan”), as determined by the Board. Notwithstanding the foregoing, except to the extent otherwise determined by the unanimous approval of the Board, any Additional Financing shall not be obtained by VRB China until CES has made all capital contributions to VRB China as required by the Current Budgets.

如果董事会决定 VRB中国需要额外的资金（可能是也可能不是根据预算），则在符合第 3.5.2（b）条规定的任何股东批准要求的前提下，董事会可要求股东以出资（“出资”）或贷款（“股东贷款”）的形式提供额外的资金（“额外融资”），具体形式由董事会决定。尽管有上述规定，除非经董事会一致批准，否则在中能储按当前预算要求向 VRB中国提供所有出资之前，VRB中国不得获得任何额外融资。

4.3.2            The Shareholders shall have the right, but shall not be obligated, to provide Additional Financing to VRB China. The Shareholders shall not be obligated to participate in any guarantee or similar undertaking in relation to VRB China.

股东有权但无义务向VRB中国提供额外融资。股东没有义务参与与VRB中国有关的任何担保或类似承诺。

4.3.3            All Additional Financing shall be allocated among the Shareholders proportionately in accordance with their respective Equity Interests in VRB China.

所有额外融资应按照股东在VRB中国的股权比例在股东之间分配。

4.3.4            VRB China shall notify the Shareholders in advance of an Additional Financing (“Additional Financing Notice”). If the Additional Financing is to be made pursuant to an Annual Budget, the Shareholders shall have twenty (20) Business Days following the date of the Additional Financing Notice to fund their portion of the Additional Financing.

VRB中国应提前通知股东额外融资（“额外融资通知”）。如果根据年度预算进行额外融资，股东应在额外融资通知日后二十（20）个工作日内为其部分额外融资提供资金。

4.3.5            If any Shareholder does not fund their portion of Additional Financing in full by the relevant due date (a “Non-Funding Shareholder”), then VRB China shall provide a notice to each other Shareholder that did fund its Additional Financing in full by the relevant due date (a “Funding Shareholder”) that specifies (A) the amount that the Non-Funding Shareholder has not funded (the “Unfunded Amount”) and (B) the date by which the Funding Shareholder may fund the Unfunded Amount; provided, that if there is more than one Funding Shareholder, the right of the Funding Shareholders to fund the Unfunded Amount shall be allocated among them on a pro rata basis according to their respective amounts of Additional Financing they have funded in response to the Additional Financing Notice as of the date of the calculation. A Funding Shareholder may, in its sole discretion, fund some or all of the Unfunded Amount by the date specified in the notice from VRB China, which funding must be made in the same form (Capital Contribution or Shareholder Loan). This process in Section 4.3.4 shall be repeated, with each amount of Additional Financing that is not funded by a Funding Shareholder pursuant to this Section 4.3.4 treated as an Unfunded Amount, until either the Additional Financing is funded in full or no Funding Shareholder remains.

如果任何股东未在相关到期日之前全额出资其额外融资部分（“未出资股东”），则VRB中国应向在相关到期日之前全额出资其额外融资的其他各股东（“出资股东”）发出通知，通知中应指明（A）未出资股东未出资的金额（“未出资金额”）以及（B）出资股东可出资未出资金额的日期；前提是，如果有一个以上的出资股东，出资股东为未出资金额出资的权利应根据其在计算日为响应额外融资通知而各自出资的额外融资额按比例分配。出资股东可自行决定在 VRB中国发出通知指定的日期之前出资部分或全部未出资额，但必须以相同的形式（出资或股东贷款）出资。第 4.3.4 条中的流程应重复进行，未由出资股东根据本第 4.3.4 条出资的每笔额外融资金额均应视为未出资金额，直至额外融资全额出资或不再有出资股东。

4.3.6            If an Additional Financing is to be funded in the form of Capital Contributions and a Funding Shareholder funds some or all of the Unfunded Amount as provided in Section 4.3.4, the Equity Interest held by the Non-Funding Shareholder shall be diluted so that its shareholding after the dilution shall be calculated according the following formula:

如果额外融资以出资的形式进行，且出资股东按照第 4.3.4 条的规定出资部分或全部未出资额，则非出资股东持有的股权应被稀释，稀释后的股权应按照以下公式计算：

SH = DE x 100%
               TE

Where:

其中：

SH = the Equity Interest of the Non-Funding Shareholder after the dilution, expressed as a percentage

SH=稀释后非出资股东的股权，以百分比表示

DE = the sum of the Capital Contributions made by the Non-Funding Shareholder as of the date of the calculation

DE = 非出资股东截至计算日的出资总额

TE = the sum of the Capital Contributions made by all the Shareholders as of the date of the calculation

TE = 截至计算日所有股东的出资总和

Provided, that:

前提是：

As of the Control Acquisition Date, CES is deemed to have made Capital Contributions in the aggregate amount of RMB 357,000,000 and VRB Cayman is deemed to have made Capital Contributions in the aggregate amount of RMB 343,000,000.

截至控制权取得日，中能储视为已累计出资人民币 357,000,000元，VRB开曼视为已累计出资人民币343,000,000元。

And, if there is more than one Funding Shareholder, the increase in the Equity Interest held by the Funding Shareholders shall be allocated among the Funding Shareholders on a pro rata basis according to their respective sums of Capital Contributions as of the date of the calculation.

如果有一个以上的出资股东，则出资股东所持股权的增加额应根据各出资股东在计算日的出资额按比例分配给各出资股东。

4.4              Shareholder Loans.

股东贷款

4.4.1            Shareholder Loans shall be on terms (including as to interest rate) determined by the Board.

股东贷款的条款（包括利率）应由董事会决定。

4.4.2            Shareholder Loans shall be unsecured and subordinated in right of payment to all indebtedness of VRB China to third parties for borrowed money.

股东贷款应是无担保的，在付款权上从属于VRB中国对第三方借款的所有债务。

4.4.3            Each Shareholder Loan shall rank pari passu with all other subordinated indebtedness of VRB China outstanding from time to time to the Shareholders.

每笔股东贷款应与 VRB中国不时欠股东的所有其他次级债务享有同等权益。

4.4.4            Neither the rights nor the obligations under a Shareholder Loan may be assigned or novated to any third party without the prior written consent of all the Shareholders and VRB China except in connection with a transfer of an Equity Interest in accordance with Article 6.

未经全体股东和 VRB中国事先书面同意，股东贷款项下的权利和义务均不得转让或更替给任何第三方，但根据第 6 条转让股权时除外。

4.4.5            No demand for any amount outstanding under any Shareholder Loan may be made by a Shareholder unless the Shareholders unanimously agree.

除非股东一致同意，否则一股东不得要求偿还任何股东贷款项下的未偿金额。

4.5              Capital Contributions.

出资

4.5.1            Each Capital Contribution shall rang pari passu with the existing Equity Interests.

每笔出资应与现有股权享有同等权益。

4.5.2            At completion of Capital Contributions in response to an Additional Funding Notice pursuant to the process set forth in Section 4.3, VRB China shall amend its register of Shareholders and file with relevant Government Authorities to reflect the Equity Interests in VRB China held by each Shareholder, as adjusted based on the Capital Contributions provided by the Shareholders in response to the Additional Financing Notice and in accordance with the terms of Section 4.3.6.

在根据第 4.3 条规定的程序响应额外融资通知的出资完成时，VRB中国应修改其股东名册并向相关政府机关备案，以反映各股东持有的 VRB中国股权，该股权应根据股东响应额外融资通知提供的出资并按照第 4.3.6 条的条款进行调整。

4.6              Financing.

融资

4.6.1            The Board shall determine the means in which to obtain any Additional Financing that has not been satisfied pursuant to Section 4.4 or Section 4.5.

董事会应确定获得任何未根据第 4.4 条或第 4.5 条满足的额外融资的方式。

4.6.2            The portion of the Additional Financing that takes the form of debt financing, if any, may consist of a loan from a Shareholder on terms to be determined by the Board and the Shareholder, loans from local and international financing sources, and such other sources as may be recommended by the Board based upon which source offers the best rates and terms.

采取债务融资形式的部分额外融资（如有）可包括股东按照董事会和股东确定的条款提供的贷款、本地和国际融资渠道的贷款以及董事会根据哪种渠道提供的利率和条款最优惠 而推荐的其他渠道。

4.6.3            All bank financing, whether obtained in PRC or abroad, shall be arranged in accordance with normal and sound business principles and the terms and conditions of any such facilities shall require the approval of the Board with the approval of the Shareholders required by Section 3.5.2(b)(v).

所有银行融资，无论是在中国还是国外获得的，都应按照正常和健全的商业原则进行安排，任何此类贷款的条款和条件都需要董事会的批准，并按照第3.5.2（b）（v）条的要求获得股东的批准。

4.7              Accounting, Auditing and Insurance.

会计、审计和保险

4.7.1            Accounting Systems, Books and Policies. VRB China shall keep proper books of record and accounts necessary to comply with the financial reporting and other requirements of this Agreement including to prepare the necessary financial statements.

会计制度、账簿和政策。 VRB中国应妥善保存必要的记录簿和账目，以符合本协议的财务报告和其他要求，包括编制必要的财务报表。

4.7.2            Accountant. VRB China shall engage an accountant with qualifications necessary to review and prepare its annual financial statements and tax returns and filings as required by this Agreement. The Board shall select the accountant and may replace the accountant from time to time in its discretion; provided, that the accountant must be independent from CES and VRB Cayman and their respective Affiliates and such replaced accountant.

会计。 VRB中国应聘请一名具有必要资格的会计师，负责审核和编制本协议要求的年度财务报表、纳税申报表和申报文件。 董事会应选择会计师，并可自行决定不时更换会计师；但会计师必须独立于中能储和 VRB开曼及其各自的关联方以及被更换的会计师。

4.7.3            Auditor. VRB China shall engage a local auditor to audit its annual financial statements and prepare audit reports. The Board shall select the auditor and may replace the auditor from time to time in its discretion; provided, that the auditor must be independent from CES and VRB Cayman and their respective Affiliates.

审计师。VRB中国应聘请一名当地审计师审计其年度财务报表并编制审计报告。董事会应选择审计师，并可不时酌情更换审计师；但审计师必须独立于中能储和VRB开曼及其各自的关联方。

4.7.4            Insurance. VRB China shall procure and maintain all such insurance as may be required by Law or as may otherwise be reasonably necessary to protect the assets and operations of VRB China.

保险。VRB中国应购买并维持法律规定的或保护 VRB中国的资产和运营所合理需要的所有保险。

4.7.5           VRB Cayman Financial Statement and Audit Requirements. The Parties acknowledge and understand that the ultimate parent company of VRB Cayman is subject to accounting, auditing, and other standards imposed by U.S. securities Law. For so long as required by VRB Cayman, (i) VRB China shall engage, at VRB Cayman’s expenses, Deloitte China or another PCAOB registered audit firm acceptable to VRB Cayman and VRB China, to audit VRB China’s annual financial statements and prepare audit reports in accordance with the requirements applicable to VRB Cayman, and (ii) VRB China shall provide such necessary or appropriate information to such auditor to complete its audits and to VRB Cayman’s personnel or designated accountant to prepare, at VRB Cayman’s expenses, financial statements of VRB China in accordance with US GAAP.

VRB开曼财务报告及审计要求。各方知晓并理解VRB开曼的最终母公司受制于美国证券法规定的会计、审计以及其他标准。如果VRB开曼作出相关要求，(i)VRB中国应聘用德勤中国或其他在美国公众公司会计监管委员会注册的并可以被VRB开曼和VRB中国接受的审计师事务所，来根据VRB开曼所适用的要求审计VRB中国的年度财务报告并准备审计报告，所有应VRB开曼要求产生的相关费用由VRB开曼承担；以及(ii)VRB中国应向该审计师提供必要且合适的信息来完成其审计，并向VRB开曼的人员或其指定的会计师提供该信息来准备适用于美国通用会计准则的VRB中国的财务报表，相关全部费用由VRB开曼承担。

Article 5
RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS
第五条
股东的权利和义务

5.1              Information Rights.

信息权

5.1.1            Books and Records. VRB China shall keep true and accurate books and records of all of its operations and activities of VRB China.

账簿和记录。 VRB中国应保存真实准确的 VRB中国所有运营和活动的账簿和记录。

5.1.2            Quarterly and Annual Reports. VRB China shall provide to each Shareholder (and any Affiliate that requests a copy):

季度和年度报告。VRB中国应向每位股东（以及要求获得副本的任何关联方）提供：

(a)            Within fifteen (15) days following the end of each quarter of each Financial Year, other than the last quarter of each Financial Year, a quarterly report prepared by VRB China’s management team regarding VRB China’s activities and operations, including, without limitation, updates on sales data, litigation updates, order fulfillment data, and research and development updates, potential new projects, installed projects updated, a comparison of the Annual Budget against year-to-date actual financial performance, and such other information as may be reasonably requested prior to the end of the quarter (each, a “Quarterly Report”).

在每个财政年度的每个季度结束后十五（15）天内，除每个财政年度的最后一个季度外，VRB中国管理团队应编制一份关于VRB中国活动和运营的季度报告，包括但不限于销售数据更新、诉讼更新、订单履行数据和研发更新、潜在新项目、已安装项目更新、年度预算与年初至今实际财务业绩的比较，以及在季度结束前合理要求的其他信息（各称“季度报告”）。

(b)            Within thirty (30) days following the end of each Financial Year, a Quarterly Report for the last quarter of that Financial Year and a report covering all of the information required in a Quarterly Report but in respect of VRB China for the entire Financial Year and such other information as may be reasonably requested prior to the end of the Financial Year.

在每个财政年度结束后三十（30）天内，提交该财政年度最后一个季度的季度报告，以及一份涵盖季度报告中要求的所有信息的报告，且涉及整个财政年度的VRB中国，以及在财政年度结束前合理要求的其他信息。

5.1.3            Financial Statements.

财务报表

(a)            VRB China shall provide to each Shareholder (and any Affiliate that requests a copy), when available, but not later than thirty (30) days following the end of each Financial Year, annual unaudited financial statements of VRB China for the Financial Year, including an unaudited balance sheet as of the end of the Financial Year, an unaudited income statement, and an unaudited statement of cash flows and notes, all prepared in accordance with both PRC GAAP and (at VRB Cayman’s expenses) US GAAP.

VRB 中国应在每个财务年度结束后不迟于三十（30）天内，向每位股东（及任何要求副本的关联方）提供 VRB中国在该财务年度未经审计的年度财务报表，包括截至该财务年度结束时未经审计的资产负债表、未经审计的损益表及未经审计的现金流量表及附注，所有报表均按照中国通用会计准则及（由VRB开曼承担费用）美国通用会计准则编制。

(b)            VRB China shall provide to each Shareholder (and any Affiliate that requests a copy), when available, but not later than thirty (30) days following the end of each quarter other than the last quarter of each Financial Year, unaudited financial statements of VRB China for the quarter, including an unaudited balance sheet as of the end of the quarter, an unaudited income statement, and an unaudited statement of cash flows and notes, all prepared in accordance with both PRC GAAP and (at VRB Cayman’s expense) US GAAP.

VRB中国应在每个季度结束后三十（30）天内（每个财政年度最后一个季度除外），向每位股东（以及任何要求副本的关联方）提供VRB中国该季度的未经审计的财务报表，包括截至该季度末的未经审计资产负债表、未经审计损益表和未经审计现金流量表及附注，所有报表均按照中国通用会计准则及（由VRB开曼承担费用）美国通用会计准则编制。

(c)            VRB China shall provide to each Shareholder (and any Affiliate that requests a copy), each audit report prepared by VRB China’s auditor within thirty (30) days after receiving the final audit report.

VRB中国应在收到最终审计报告后三十（30）天内向每位股东（以及任何要求副本的关联方）提供VRB中国审计师编制的每份审计报告。

5.1.4            Audit and Inspection Rights.

审计和检查权

(a)            Each Shareholder is entitled to inspect and copy the books and records of VRB China at its own expense, either directly or through any Representatives reasonably acceptable to the Board, subject to such Shareholder first obtaining reasonable undertakings of confidentiality from such Representatives, for the purpose of evaluating compliance with this Agreement. Such rights of inspection shall be exercised upon reasonable prior notice to the Board and in such a manner as not to interfere unreasonably with the conduct of VRB China’s business. Further, subject to PRC Laws, each Shareholder is entitled to request, at its own expense, an audit to be performed by an independent third-party reasonably acceptable to the Board (the “Shareholder Auditor”), to confirm the accuracy of the books and records of VRB China, as well as compliance with the terms of this Agreement and the other VRB China Joint Venture Agreements.

出于检验本协议下合规情况的目的，每位股东均有权直接或通过董事会合理接受的任何代表自费检查和复制VRB中国的账簿和记录，前提是该股东首先从这些代表处获得合理的保密承诺。此类检查权应在向董事会发出合理事先通知后行使，且不得无理干扰VRB中国业务的开展。此外，根据中国法律，各股东有权自费要求董事会合理接受的独立第三方（“股东审计师”）进行审计，以确认VRB中国账簿和记录的准确性，以及是否符合本协议和其他VRB中国合资协议的条款。

5.1.5            Marketing Material and Contracts. Each Shareholder shall be entitled to receive a copy of any marketing document or contract entered into by VRB China (other than any contract where the customer or applicable Law prohibits disclosure to a Shareholder or any contract with a state-owned enterprise), which shall be promptly provided upon request by a Shareholder.

营销材料和合同。每位股东均有权获得 VRB中国所签订的任何营销文件或合同的副本，VRB中国应根据股东的要求及时提供（除了客户或适用法律禁止向某一股东披露的任何合同或与国有企业之间的任何合同）。

5.2              Confidentiality.

保密

5.2.1            Confidential Information.

保密信息

(a)            The term “Confidential Information” where used in this Agreement means the written confidential commercial, financial, marketing, business, and technical or other data including know-how, trade secrets, specifications, calculations, formulae, processes, business methods, diagrams, drawings and all other written confidential information relating to VRB China or the Business, VRB Cayman, CES, or any of their Affiliates (whether written or electronic) (each a “Subject Party”) received or obtained by a Party (the “Receiving Party”), and excludes in all cases Non-Confidential Information;

本协议中使用的“保密信息”一词是指一方（“接收方”）收到或获得的书面机密商业、财务、营销、业务和技术或其他数据，包括专有技术、商业秘密、规范、计算、公式、流程、商业方法、图表、图纸以及与VRB中国或业务、VRB开曼、中能储或其任何关联方（无论是书面还是电子形式）（各称为“标的方”）有关的所有其他书面保密信息，在任何情况下均不包括非保密信息；

(b)            The term “Non-Confidential Information” where used in this Agreement means information:

本协议中使用的“非保密信息”一词是指：

(i)            in the public domain at the time the Receiving Party learns of it, or which later becomes publicly known through no wrongful act of a Party (other than the Subject Party);

接收方获悉时已为公众所知，或后来并非因一方（标的方除外）的不法行为而为公众所熟知；

(ii)           which was in the possession of the Receiving Party prior to the Effective Date, as shown by written records of the Receiving Party, and which was not subject to prior confidentiality obligations with any Subject Party;

如接收方的书面记录所示，在生效日之前由接收方持有，并且不受任何标的方事先保密义务的约束；

(iii)           which the Receiving Party acquired, after the time of disclosure by or on behalf of any Subject Party, from a third party who had a lawful right to disclose it to the Receiving Party and had no obligation to any Subject Party to maintain the confidentiality of such information;

接收方在任何标的方或其代表披露后从第三方处获得的信息，该第三方有权向接收方披露该信息，且对任何标的方均无义务对该信息保密；

(iv)          which was independently developed by the Receiving Party without the use of or reference to the Confidential Information of any Subject Party; or

接收方在不使用或参考任何标的方的保密信息的情况下独立开发的；或

(v)           which is approved for release in writing by the Board.

经董事会书面批准发布。

5.2.2            Ownership/Uses of Confidential Information.

保密信息的所有权/使用

(a)            The Receiving Party hereby acknowledges that the relevant Subject Party is the owner or licensee of the Confidential Information. The Receiving Party shall not use any of the Confidential Information at any time except for the purposes of this Agreement and the management of the Business. The Receiving Party shall:

接收方特此承认，相关标的方是保密信息的所有人或被许可人。接收方在任何时候均不得使用任何保密信息，除非是出于本协议和业务管理的目的。接收方应：

(i)            not disclose any of the Confidential Information other than on a need to know basis, as reasonably necessary, to its directors, officers, employees, attorneys, accountants, bankers, financial advisors or consultants (collectively, the “Representatives”); provided, that they are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or are otherwise under obligations of confidentiality to the Receiving Party, in each case on terms that are as protective of the Confidential Information as the provisions of this Section 5.2;

不得向其董事、高级职员、雇员、律师、会计师、银行家、财务顾问或咨询顾问（统称为“代表”）披露任何保密信息，但合理必要的情况除外；前提是，他们受与接收方签订的书面协议的约束，对保密信息保密，或对接收方负有保密义务，在每种情况下，其条款都与第5.2条的规定一样保护保密信息；

(ii)           advise its Representatives of the obligation of confidentiality hereunder;

告知其代表本协议项下的保密义务；

(iii)          require its Representatives to use the same degree of care as is used with the Receiving Party’s own proprietary information; and

要求其代表使用与接收方自己的专有信息相同的谨慎程度；和

(iv)          advise the Board of any misappropriation or misuse of the Confidential Information.

告知董事会任何盗用或滥用保密信息的行为。

5.2.3            Permitted Uses or Disclosures 1.1.1      . Notwithstanding the provisions of Section 5.2.2, a Receiving Party shall be permitted to use or disclose Confidential Information as provided in this Section 5.2.3.

允许的使用或披露。尽管有第5.2.2条的规定，接收方仍应被允许使用或披露本第5.2.3条规定的保密信息。

(a)            The Receiving Party shall have the right to disclose Confidential Information to the extent required by, and in accordance with, Law or the rules or bylaws of any stock exchange applicable to the Receiving Party. For the avoidance of doubt, with respect to VRB Cayman or any of its Affiliates as the Receiving Party, it shall have the right to disclose Confidential Information as required by Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated by the United States Securities Exchange Commission thereunder, and include Confidential Information in any filings to be made pursuant thereto, in each case as determined by VRB Cayman in its sole discretion.

接收方有权在法律或适用于接收方的任何证券交易所的规则或细则要求的范围内披露保密信息。为避免疑义，就作为接收方的VRB开曼或其任何关联方而言，其有权根据1934年《证券交易法》（经修订）或美国证券交易委员会根据该法颁布的任何规则或条例的要求披露保密信息，并将保密信息纳入根据该法提交的任何文件中，每种情况均由VRB开曼自行决定。

(b)            The Receiving Party shall have the right to disclose Confidential Information on a need to know basis, as reasonably necessary, to customers or potential customers of the Receiving Party and their Representatives; provided, that they are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or are otherwise under obligations of confidentiality to the Receiving Party, in each case on terms that are as protective of the Confidential Information as the provisions of this Section 5.2.

接收方有权在需要知道的基础上，在合理必要的情况下，向接收方的客户或潜在客户及其代表披露保密信息；前提是，他们受与接收方签订的书面协议的约束，对保密信息保密，或者对接收方负有保密义务，在每种情况下，其条款都与第5.2条的规定一样保护保密信息。

(c)            Where a Shareholder wishes to transfer its interest to a purchaser, it shall have the right to disclose Confidential Information to the extent reasonably required to enable a purchaser to carry out due diligence and review information on VRB China and the Business as would be reasonable for a purchaser seeking to purchase such interest for value and on arm’s length terms; provided, that the transferor shall obtain from the purchaser a confidentiality undertaking in favor of VRB China and the Shareholders, in each case acting reasonably.

如果股东希望将其权益转让给买方，则有权在合理要求的范围内披露保密信息，以便买方能够对VRB中国和业务进行尽职调查和审查信息，这对于寻求以公平条款有偿购买该权益的买方来说是合理的；前提是，转让人应从买方处获得一份以VRB中国和股东为受益人的保密承诺，在每种情况下都应合理行事。

5.2.4            Return of Confidential Information. Upon the termination of this Agreement as to any Party or upon the request of the Board, the Receiving Party shall promptly return to the relevant Subject Party all Confidential Information that is tangible form, and any copies thereof, and use all reasonable endeavors to expunge all Confidential Information from any computer, word processor or other device containing Confidential Information.

保密信息的归还。在本协议对任何一方终止后或应董事会的要求，接收方应立即向相关标的方归还所有有形形式的保密信息及其任何副本，并尽一切合理努力从任何计算机、文字处理器或其他包含保密信息的设备中删除所有保密信息。

5.3              Press Releases. Unless otherwise required by Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent any Party, after notification to the other Parties to the extent legally permissible, from making any announcement or publication required by Law or from making any filings with Governmental Authorities that, based on advice of legal counsel, may be required in connection with the execution and delivery of this Agreement or the transactions contemplated hereby.

新闻发布。除非法律另有要求（基于律师的合理建议），否则未经其他各方事先书面同意（不得无理拒绝、限制或延迟同意），任何一方不得就本协议或本协议拟进行的交易发布任何公告，也不得以其他方式与任何新闻媒体沟通，各方应就任何此类公告的时间和内容进行合作。尽管有上述规定，本协议中的任何内容均不得阻止任何一方在法律允许的范围内向其他各方发出通知后，根据律师的建议，就本协议的签署和交付或本协议拟进行的交易向政府机关作出法律要求的任何公告或公布，或向政府机关提交任何文件。

5.4              Competitive Activity.

竞争行为

5.4.1            Non-Competition. Each of CES and VRB Cayman represent, warrant, and covenant to the other Party and VRB China that, from the date of this Agreement, for so long as CES or an Affiliate of CES remains a Shareholder or VRB Cayman or an Affiliate of VRB Cayman remains a Shareholder, and for a period of two (2) years thereafter, respectively, CES and VRB Cayman shall not, and shall ensure that that their Affiliates shall not, directly or indirectly, manage, operate, Control, or participate in ownership of more than twenty percent (20%), management, or operations of any other third party predominantly operating in the Business that VRB China is engaged in without the prior written consent of each Shareholder holding greater than twenty percent (20%) of the Equity Interests.

竞业禁止。中能储和VRB开曼各自向另一方和VRB中国声明、保证和承诺，自本协议之日起，只要中能储或中能储的关联方仍然是股东，或VRB开曼或VRB开曼的关联方仍然是股东，在此后的两（2）年内，中能储和VRB开曼不得，并应确保其关联方不得直接或间接管理、经营、控制或参与（所有权超过百分之二十（20%））主要从事VRB中国所从事业务的任何其他第三方，除非每个持有超过百分之二十（20%）股权的股东事先书面同意。

5.4.2            Non-Solicitation. Each of VRB Cayman and CES represents, warrants, and covenants to the other Party and VRB China that, for so long as it remains a Shareholder, and for a period of two (2) years thereafter, respectively, CES and VRB Cayman shall not, and shall ensure that that their Affiliates shall not, directly or indirectly, approach or solicit any of the officers, agents or employees of the other Party, their Affiliates, or VRB China, with a view to offering them employment within its organisation or their Affiliates without the prior written consent of the other Party or VRB China, as applicable.

禁止招揽。VRB开曼和中能储向另一方及VRB中国声明、保证并承诺，只要其仍然是股东，以及此后两（2）年内，未经另一方或VRB中国（如适用）事先书面同意，中能储和VRB开曼不得，并应确保其关联方不得直接或间接接近或招揽另一方、其关联方，或VRB中国的任何高级职员、代理人或雇员，以期在其组织或其关联方实体内为其提供就业机会。

5.4.3            No Reverse Engineering. No Shareholder or Affiliate of any Shareholder shall reverse engineer any Intellectual Property of VRB China or product produced by VRB China or any Confidential Information of VRB China.

无反向工程。任何股东或任何股东的关联方均不得对VRB中国的任何知识产权或VRB中国生产的产品或VRB中国的任何保密信息进行逆向工程。

5.4.4            No Intellectual Property Rights.

无知识产权

(a)            Each Shareholder acknowledges and agrees on behalf of itself and each of its Affiliates that:

各股东代表其自身及其各关联方承认并同意：

(i)            Neither the Shareholder nor any of its Affiliates shall have any rights to the Intellectual Property of VRB China by virtue of being a Shareholder or an Affiliate of the Shareholder;

股东或其任何关联方均不得因作为股东或股东的关联方而对VRB中国的知识产权享有任何权利；

(ii)           Neither the Shareholder nor any of its Affiliates shall make any claim or otherwise portray or hold itself out to have any rights to the Intellectual Property of VRB China; and

股东或其任何关联方均不得对VRB中国的知识产权提出任何索赔或以其他方式描述或声称自己拥有任何权利；和

(iii)          Neither the Shareholder nor any of its Affiliates (other than VRB China) shall, in the VRB China Areas, file, record, apply for, or seek to obtain any registered Intellectual Property rights that are used in or relate to the Business.

股东或其任何关联方（VRB中国除外）均不得在VRB中国地区提交、记录、申请或寻求获得在业务中使用或与业务相关的任何注册知识产权。

Article 6
TRANSFER RESTRICTIONS

第六条
转让限制

6.1              General Prohibition on Transfers. Except as provided in this Article 6, the Equity Interests held by the Shareholders may not be transferred, sold, assigned or disposed. A Shareholder may not pledge an Equity Interest, grant a security interest in an Equity Interest, or use an Equity Interest as collateral for any obligations unless such agreement is approved by the Board and the Shareholders in accordance with the terms of this Agreement.

全面禁止转让。 除本协议第6条规定外，股东持有的股权不得转让、出售、转让或处置。 股东不得抵押股权、授予股权担保权益或将股权用作任何债务的抵押品，除非该协议根据本协议的条款获得董事会和股东的批准。

6.2              No Transfers to Competitors. Notwithstanding any other provisions of this Agreement, a Shareholder may not transfer all or any portion of an Equity Interest to any Person that is a Competitor.

不得转让给竞争对手。不论本协议其他条款如何规定，股东不得将将全部或部分股权转让给竞争对手。

6.3              Transfers to Permitted Transferees. A Shareholder may transfer all or any portion of its Equity Interest to an Affiliate of the Shareholder (a “Permitted Transferee”) upon delivering notice of the transfer to the Board and each other Shareholder; provided, that the Permitted Transferee is not a Competitor and agrees in writing to join this Agreement and become subject to the terms of this Agreement to the same extent as the transferring Shareholder. Upon receiving any notice of the transfer of an Equity Interest to a Permitted Transferee pursuant to this Section 6.3, the Board shall instruct the Secretary of VRB China to update the register of Shareholders and file with relevant Government Authorities to reflect such transfer.

向获准受让方转让。股东可将其全部或部分股权转让给股东的关联方（“获准受让方”），但须向董事会及其他股东发出转让通知；获准受让方不得为竞争对手，并应书面同意加入本协议，在与转让股东相同的范围内受本协议条款的约束。在收到根据本条向获准受让方转让股权的任何通知后，董事会应指示VRB中国的秘书更新股东名册并向相关政府部门备案，以反映该转让。

6.4              Rights of First Refusal.

优先购买权

6.4.1            Grant. Subject to the terms of this Section 6.4, each of CES and VRB Cayman hereby unconditionally and irrevocably grants to the other Party a right of first refusal (a “ROFR”) to purchase all of the Equity Interest that CES or VRB Cayman, as applicable, may propose to transfer to a third-party at the same price and on the same terms and conditions as those offered to the prospective transferee.

授予。根据本第6.4条的用语，中能储和VRB开曼特此各自无条件且不可撤销地授予另一方优先购买权（“优先购买权”），以购买中能储或 VRB开曼（如适用）可能建议转让给第三方的所有股权，价格及条款和条件与提供给潜在受让方的相同。

6.4.2            Notice. If CES or VRB Cayman (as the case may be, the “Offeror”) proposes to transfer all of its Equity Interest (the “Offered Equity Interest”) to a Person that is not a Permitted Transferee, it must deliver a proposed notice (the “Offer Notice”) to the Board and the other Party (the “Offeree”) no later than thirty (30) days prior to the consummation of such transfer. The Offer Notice shall contain the material terms and conditions (including price and form of consideration) of the transfer, the identity of the prospective transferee, and the intended date of the transfer. To exercise the ROFR, the Offeree must deliver an acceptance notice to the Board and the Offeror within fifteen (15) days after the Offeree’s receipt of the Offer Notice specifying the portion of the Offered Equity Interest the Offeree elects to purchase from the Offeror (the “Accepted Equity Interest”).

若中能储或VRB开曼（视情况而定，“要约方”）拟将其全部股权（“要约股权”）转让给非获准受让方，则必须在完成该转让前三十（30）天内向董事会和另一方（“受要方”）发出拟议通知（“要约通知”）。要约通知应包含转让的重要条款和条件（包括价格和对价形式）、潜在受让方的身份以及预定转让日期。若要行使优先购买权，受要方必须在收到要约通知后十五（15）天内向董事会及要约方递交接收通知，列明受要方选择向要约方购买的要约股权部分（“已接受股权”）。

6.4.3            Consideration; Closing. If the consideration proposed to be paid for the Accepted Equity Interest is in property, services, or other non-cash consideration, the fair market value of the consideration shall be agreed by the Offeror and Offeree and if the Offeror and Offeree cannot agree the fair market value, then the fair market value will be determined by an independent appraiser selected by the mutual agreement of the Offeror and the Offeree. If the Offeree cannot for any reason pay for the Accepted Equity Interest in the same form of non-cash consideration, the Offeree may pay the cash value equivalent thereof, as determined by the independent appraiser or agreed by the Offeror and Offeree. The closing of the purchase and sale of the Accepted Equity Interest shall take place, and all payments from the Offeree shall have been delivered to the Offeror, by the later of (i) the date specified in the Offer Notice as the intended date of the transfer; and (ii) sixty (60) days after the Offeree’s receipt of the Offer Notice, in each case as extended for each day that an independent appraiser requires to determine fair market value (if necessary).

对价；交割。若为拟接受股权支付的对价为财产、服务或其他非现金对价，则对价的公平市场价格应由要约方和受要方协商确定。若要约方和受要方无法就公平市场价格达成一致，则该公平市场价格应由双方共同同意的独立评估师确定。若因任何原因受要方无法以相同形式的非现金对价支付已接受股权，受要方可以支付其等值的现金对价，该现金对价由独立评估师确定或由要约方和受要方协商一致确定。已接受股权的购买和销售的交割应在以下较晚的时间进行，并且受要方应在此时间之前将所有支付款项交付给要约方：（i）要约通知中指定的预期转让日期；或（ii）受要方收到要约通知后六十（60）天内，必要时还应延长独立评估师为确定公平市场价格所需的每一天。

6.4.4            Sale to Prospective Transferee. If the Offeree declines or fails to timely exercise the ROFR with respect to any portion of the Offered Equity Interest in accordance with this Section 6.4, the Offeror may then sell the remaining portion of the Offered Equity Interest to the prospective transferee and on the terms set forth in the Offer Notice (subject to the Tag-Along Rights set forth in Section 6.5, if applicable); provided, that if such purchase and sale is not completed within ninety (90) days (excluding the time required for tax clearance) after date the Offeree declines or fails to timely exercise the ROFR, then such portion of the Offered Equity Interest shall once again be subject to the ROFR.

向拟受要方出售。若受要方根据本协议第6.4条拒绝或未能及时行使对任何要约股权部分的优先购买权，则要约方可以将剩余部分的要约股权出售给潜在受让方，并按照要约通知中规定的条款进行出售（如适用，受限于第6.5条中规定的随售权）；但前提是，若该购买和出售未能在受要方拒绝或未能及时行使优先购买权后的九十（90）天内（不包括税务清算所需的时间）完成，则该部分要约股权将再次受限于优先购买权。

6.5              Tag-Along Rights.

随售权

6.5.1            Participation. Subject to the terms of this Section 6.5, if CES proposes to transfer all or any portion of its Equity Interest to a Person that is not a Permitted Transferee and VRB Cayman declines or fails to timely exercise the ROFR with respect to any portion of such Equity Interest, then VRB Cayman shall have the right to participate in the proposed sale (a “Tag-Along Sale”) by selling to the prospective transferee identified in the Offer Notice, at the same price and on the same terms and conditions as set forth in the Offer Notice, up to that portion of the Equity Interest held by VRB Cayman that is equal to product of (i) the Equity Interest CES proposes to sell in the Tag-Along Sale, multiplied by (ii) a fraction (x) the numerator of which is the Equity Interest held by VRB Cayman and (y) the denominator of which is the total issued and outstanding Equity Interest of VRB China.

参与。根据本第6.5条的规定，若中能储拟将其全部或部分股权转让给一个非获准受让方，且VRB开曼拒绝或未能及时行使对该股权的优先购买权，则VRB开曼有权参与拟进行的出售（“随售权出售”），按照要约通知中所列的相同价格和条款，将其持有的股权出售给要约通知中指定的潜在受让方。VRB开曼最多可以出售其持有的股权比例，该比例等于以下乘积：（i）中能储拟在随售权出售中出售的股权，乘以（ii）一个分数（x），其中分子为VRB开曼持有的股权，分母为VRB中国已发行的总股权。

6.5.2            Notice. VRB Cayman may exercise its tag-along rights in connection with a Tag-Along Sale by notifying CES within fifteen (15) days after the expiration of the ROFR. Such exercise notice must identify the Equity Interest VRB Cayman elects to sell to the prospective transferee in the Tag-Along Sale.

通知。VRB开曼可通过在优先购买权期满后的十五（15）天内通知中能储，行使其与随售权出售相关的随售权。行使该权利的通知必须明确VRB开曼选择在随售权出售中出售给潜在受让方的股权。

6.5.3            Closing. CES shall use commercially reasonable efforts to include in the Tag-Along Sale all of the Equity Interest VRB Cayman has elected to sell pursuant to its tag-along rights, it being understood that the prospective transferee shall not be required to purchase any amount of Equity Interests in excess of the Offered Equity Interest. In the event the prospective transferee elects to purchase less than all of the Equity Interest sought to be sold by VRB Cayman in the Tag-Along Sale, the portion of the Equity Interest to be sold to the prospective transferee by CES and VRB Cayman shall be reduced pro rata in proportion to the Equity Interest that each proposed to sell to the prospective transferee in the Tag-Along Sale so that the aggregate amount of Equity Interest to be sold to the prospective transferee by CES and VRB Cayman equals the aggregate amount that the prospective transferee is willing to purchase.

交割。中能储应尽商业上合理的努力将VRB开曼根据其随售权选择出售的全部股权包含在随售权出售的范围内，但应理解，潜在受让方不需购买超过要约股权的任何股权。若潜在受让方选择购买的股权少于VRB开曼在随售权出售中拟出售的全部股权，则中能储和VRB开曼分别出售给潜在受让方的股权份额将按比例缩减，比例依据各自拟在随售权出售中出售给潜在受让方的股权比例进行调整，从而确保中能储和VRB开曼出售给潜在受让方的股权总额等于潜在受让方愿意购买的总额。

6.5.4            Sale to Prospective Transferee. If VRB Cayman declines or fails to timely exercise its tag-along rights with respect to any portion of the Offered Equity Interest in accordance with this Section 6.5, CES may then sell the remaining portion of the Offered Equity Interest to the prospective transferee and on the terms set forth in the Offer Notice; provided, that if such purchase and sale is not completed within ninety (90) days after date VRB Cayman declines or fails to timely exercise the its tag-along rights, then such portion of the Offered Equity Interest shall once again be subject to the tag-along rights.

向潜在受让方出售。若VRB开曼根据本第 6.5条拒绝或未能及时行使其针对任何要约股权部分的随售权，则中能储可以按照要约通知中规定的条款，将剩余的要约股权出售给潜在受让方；但前提是，若该购买和出售未能在VRB开曼拒绝或未能及时行使其随售权后的九十（90）天内完成，则该部分要约股权将再次受限于随售权。

6.6                No Shop. VRB Cayman agrees that for a period of three (3) years from the Execution Date that it shall not solicit or seek any offers or inquiries from any person or company for the sale of Control of VRB Cayman, but provided that the foregoing restriction does not prevent VRB Cayman from responding to, discussing, accepting, or consummating a transaction that would otherwise be prohibited by this section and that is made and received on an unsolicited basis from any person or company.

不得寻找买家。VRB开曼同意自签署日三（3）年的期间内其不会兜售或向任何个人或公司寻求关于出售VRB开曼控制权的要约或问询，但前提是该限制不禁止VRB开曼回应、讨论、接受或完成其本应在本条下禁止的、在未兜售的情况下从任何个人或公司处收到并达成的交易。

Article 7
TAXES

第七条
税

7.1              Shareholder Responsibility. In accordance with Law, and notwithstanding any other provision of this Agreement, each Shareholder shall be responsible for and shall bear the cost of any Tax which may be imposed on such Shareholder with respect to its Equity Interests, including any such Taxes imposed on such Shareholder with respect to its respective share of profits in VRB China and any Taxes imposed on payments made to such Shareholder by VRB China in connection with a distribution to such Shareholder. Each Shareholder shall bear the cost of any withholding Taxes imposed on any payments made to such Shareholder by VRB China in connection with a distribution to such Shareholder. VRB China shall withhold and pay all withholding or other Taxes required under Law (as such withholding or other Taxes may be adjusted pursuant to the provisions of any applicable treaty, to the extent that the provisions of such treaty are permitted to be applied under Law). In addition, VRB China shall have the right to withhold from any payment to any Shareholder any Taxes required to be withheld under any Law. All such amounts withheld from payments made to any Shareholder shall be deemed to have been distributed to such Shareholder and shall be accounted for in accordance with PRC GAAP.

股东责任。根据法律规定，且不论本协议的其他条款如何规定，每位股东应对其股权可能产生的任何税款负责，并承担该等税款的费用，包括对其在VRB中国中的利润份额所征收的任何税款，以及VRB中国向该股东分配时支付的任何款项所产生的税款。每位股东应承担与VRB中国向其分配款项相关的任何代扣税的费用。VRB中国应按照法律的要求扣缴并支付所有应缴的代扣或其他税款（此类代扣或其他税款可根据适用条约的规定进行调整，前提是该条约的规定在法律允许的范围内适用）。此外，VRB中国有权从向任何股东支付的款项中扣除根据任何法律要求代扣的税款。从支付给任何股东的款项中扣除的所有此类金额应被视为已分配给该股东，并根据中国通用会计准则进行处理。

7.2              Tax Receipts. VRB China shall provide each Shareholder with copies of all applicable Tax receipts evidencing such payments or other evidence reasonably satisfactory to the Shareholder.

税收凭证。VRB中国应向每位股东提供所有相关税收凭证的副本，证明该等支付，或提供其他令股东合理满意的证明材料。

Article 8
BREACH

第八条
违约

8.1              Default. If:

违约。若：

8.1.1            A Shareholder is in material breach of its obligations under any VRB China Governing Document and such breach is not remedied within ninety (90) days of being notified in writing by another Party of the breach; or

股东严重违反其在任何VRB中国治理文件中的义务，且在另一方书面通知该违约后的九十（90）天内未得到补救；或

8.1.2            A Shareholder is subject to an Insolvency Event; or

股东发生破产事件；或

8.1.3            A Shareholder is subject to a Liquidation Event.

股东发生清算事件。

then such Shareholder shall be in “Default” and shall be a “Defaulting Shareholder.” For the purposes of this Article 8, any Permitted Transferee of a Defaulting Shareholder shall also be deemed to be in Default.

则该股东将被视为“违约”，并成为“违约股东”。为本第8条的目的，违约股东的任何获准受让方也将被视为违约。

8.2              Default Notice. In the event of a Default, VRB China, CES (if it is not in Default), or VRB Cayman (if it is not in Default), may give written notice of the Default (a “Default Notice”) to the Board, the Defaulting Shareholder, and all the other Shareholders. The Default Notice shall state with reasonable certainty the grounds for the Default and the date the Default began.

违约通知。在发生违约的情况下，VRB中国、中能储（如果其未违约）或VRB开曼（如果其未违约）可以向董事会、违约股东及所有其他股东发出书面违约通知（“违约通知”）。违约通知应合理明确地陈述违约的理由及违约开始的日期。

8.3               Effect of Default. After service of a Default Notice and during the continuation of any Default:

违约影响。在违约通知发出后及任何违约持续期间：

8.3.1            Except as otherwise required by Law, the Defaulting Shareholder shall not have any of the governance rights under this Agreement or any of the other VRB China Governing Documents, and, accordingly, the Defaulting Shareholder shall not be entitled designate or nominate any Director to the Board (if applicable), call for a meeting of the Shareholders, introduce any item for the agenda of a meeting of the Shareholders, vote or execute any written consent with respect to the Defaulting Shareholder’s Equity Interests, from VRB China, or otherwise exercise any approval rights the Defaulting Shareholder may have under any VRB China Governing Document, and the Equity Interests of the Defaulting Shareholder shall not be considered in determining the quorum, voting, or consent requirements for the Board or Shareholders to validly meet or vote on or approve a matter;

除非法律另有要求，违约股东将失去本协议或任何其他VRB中国治理文件下的治理权利，因此，违约股东无权指定或提名任何董事（如适用），召集股东会议，向股东会议提出任何议程项目，投票或对违约股东的股权执行任何书面同意，或以其他方式行使违约股东在任何VRB中国治理文件下可能拥有的任何批准权，并且违约股东的股权在确定董事会或股东有效召开或表决或批准事项的法定人数、投票或同意要求时不应予以考虑；

8.3.2            Any Director designated for election to the Board by the Defaulting Shareholder (if any), shall not be entitled to call for a meeting of the Board, introduce any item for the agenda of a meeting of the Board, vote on any matter to be decided by the Board or execute a written consent of the Board, or otherwise exercise any approval rights it may have under any VRB China Governing Document (except as otherwise required by Law); and

由违约股东提名的任何董事（如有）无权召集董事会会议、向董事会会议提出任何议程项目、就董事会要决定的任何事项投票或执行董事会的书面同意，或以其他方式行使其在任何VRB中国治理文件下可能拥有的任何批准权（法律另有要求的除外）；以及

8.3.3            The transfer restrictions set forth in Article 6 shall not apply to the Equity Interests held by a Shareholder other than the Defaulting Shareholder.

第6条中规定的转让限制不适用于除违约股东以外的其他股东所持有的股权。

Article 9
COMPLIANCE WITH LAW

第九条
遵守法律

9.1              Sanctions and Anti-Corruption Laws. No Shareholder nor any of its Affiliates or any of their respective directors, supervisors, executives, officers, employees, or to the knowledge of the Shareholder, any of their respective agents, in each case, is a Sanctioned Person. Each Shareholder and its Affiliates and their respective directors, supervisors, executives, officers, employees and, to the knowledge of the Shareholder, their respective agents, in each case when such directors, supervisors, executives, officers, employees, or agents are acting in their capacity as such or acting for or on behalf of the Shareholder or an Affiliate, are in compliance in all material respects with applicable Anti-Corruption Laws and applicable Sanctions. VRB China shall institute and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions and Anti-Corruption Laws.

制裁与反腐败法律。任何股东或其关联方，或其各自的董事、监事、执行官、职员，或在股东知晓的情况下，其各自的代理人，均不属于受制裁人士。每位股东及其关联方，以及其各自的董事、监事、执行官、职员，和在股东知晓的情况下，其各自的代理人，在上述董事、监事、执行官、职员或代理人以其身份行事或代表股东或关联方行事时，在所有实质方面均遵守适用的反腐败法律和适用的制裁。VRB中国应建立并保持旨在确保持续遵守适用制裁和反腐败法律的政策和程序。

9.2              Sanctioned Customers. VRB China agrees not to conduct its Business with any Person, or Governmental Authority that is subject to any Sanctions and Anti-Corruption Laws, (where doing so is breaching or would breach Sanctions and Anti-Corruption Laws applicable to VRB China, CES, VRB Cayman or any of their Affiliates), including without limitation, selling any good or product to, or providing any service to, any such Person or Governmental Authority.

受制裁客户。VRB中国同意不与任何受制裁的人士或政府机关开展业务（若这样做会违反适用于VRB中国、中能储、VRB开曼或其任何关联实体的制裁和反腐败法律），包括但不限于向任何此类人士或政府机关出售任何商品或产品，或提供任何服务。

Article 10
MISCELLANEOUS

第十条

杂项

10.1            Governing Law. This Agreement shall be governed by the law of the PRC (excluding the law of Hong Kong SAR, Macao SAR and Taiwan), without regard to conflicts of law principles that would result in the application of any law other than the law of the PRC.

适用法律。本协议受中华人民共和国法律（不包括香港特别行政区、澳门特别行政区和台湾地区的法律）管辖，不考虑导致适用中华人民共和国法律以外任何法律的法律冲突原则。

10.2            Language. This Agreement has been prepared in both the English language and in the Chinese language, with the Chinese language prevailing in the case of any inconsistency.

语言。本协议以英文和中文两种语言编写，如有任何不一致之处，以中文为准。

10.3            Termination. This Agreement shall continue in effect until either (i) it is terminated pursuant to a written agreement signed by all the Parties or (ii) there is only one shareholder of VRB China, at which time this Agreement shall automatically terminate and be of no further force or effect.

终止。本协议应持续有效直至(i)由所有各方共同签署的书面协议约定终止或(ii)VRB中国仅有一名股东，则本协议届时将自动终止且之后不再存在约束力。

10.4            Dispute Resolution. Any disputes arising from or related to this Agreement or any other Transaction Agreement shall be resolved through friendly negotiations between the Parties. If an agreement cannot be reached, either VRB Cayman, VRB China or CES shall submit to Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for arbitration. The seat of arbitration shall be Beijing. The arbitral award is final and binding upon all Parties.

争议解决。因本协议或任何其他交易协议产生的或与本协议或任何其他交易协议有关的任何争议应由各方通过友好协商解决。如无法达成协议，VRB开曼、VRB中国或中能储中的任何一方可提请北京仲裁委员会按照该会现行仲裁规则进行仲裁。仲裁地在北京，仲裁裁决是终局的，对各方均有约束力。

10.5            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

继承人和受让人。本协议的条款和条件应惠及各方各自的继承人和受让人，并对其具有约束力。除本协议有明确约定外，本协议的任何明示或默示条款均无意赋予本协议各方或其各自的继承人和受让人以外的任何一方本协议项下的或因本协议而产生的任何权利、补救措施、义务或责任。

10.6            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses (or to such address as subsequently modified by written notice given in accordance with this Section 10.6):

通知。根据本协议发出或进行的所有通知和其他通信均应采用书面形式（包括本协议允许的电子邮件），并应在实际收到之日或以下情况中最早的时间视为有效送达：（i）通过个人递送至被通知方；（ii）在正常工作时间内通过电子邮件发送的情况下，发送时视为已送达；若不在正常工作时间内发送，则在接收方的下一个工作日视为已送达；（iii）通过挂号或认证邮件发送后五天，要求回执，邮费已付；或（iv）在通过全国知名的隔夜快递公司寄送后一个工作日内，运费已付，指定次日送达，并附有书面收件确认。所有通信应发送至各方的以下地址（或按本条规定以书面通知方式修改的地址）。

If to VRB Cayman:

若至VRB开曼：

VRB Energy Inc.

PO Box 1350

Clifton House, 75 Fort Street

Grand Cayman

KYI-1108 Cayman Islands

Email: GeneralCounsel@ivnelectric.com; Quentin@ivnelectric.com; and leonardo.sacch@ivanhoeelectric.com

If to VRB China:

若至VRB中国：

VRB Energy System (Beijing) Co. Ltd.

Beijing Lutong Hongyun Technology and Cultural Creativity Park,

No. 17 Yunshan South Road, Tongzhou District,

Beijing, PRC

Email: charlesge@vrbenergy.com; PeterZ@ivanhoemines.com

If to CES:
若至中能储：

China Energy Storage Co. Ltd.

中能储实业有限公司

Unit 908, Xirongxian Hutong, Xuannei Street, Xicheng District, Beijing, PRC 北京西城区宣内大街西绒线胡同天安国汇大厦908
Email 邮件: pengqi@vrbenergy.com; zeshuaihan@vrbenergy.com

10.7            Costs of Enforcement. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

执行费用。若为执行或解释本协议的条款而必须采取任何法律或衡平法行动（包括仲裁），则胜诉方除有权获得任何其他救济外，还有权获得合理的律师费、成本费和必要的支出。

10.8            Amendments and Waivers. This Agreement may not be amended, except in a writing signed by all Parties to this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and signed by the Party providing the waiver, and shall be effective only to the extent specifically set forth in such writing.

修订与弃权。除非本协议所有各方签署书面文件，否则不得修订本协议。任何一方对本协议项下任何违反或违约行为的任何种类或性质的放弃、许可、同意或批准，或任何一方对本协议任何条款或条件的任何放弃，必须以书面形式做出，并由提供放弃的一方签署，且仅在该书面形式具体规定的范围内有效。

10.9            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

可分割性。本协议任何条款的无效性或不可执行性绝不影响任何其他条款的有效性或可执行性。

10.10          Compliance with Agreement. In all cases, each Shareholder designating Directors to the Board shall cause such Directors to perform and comply with the terms set forth in this Agreement. In the event any such Director fails to perform or comply with the terms set forth in this Agreement, the Shareholder designating such Director to the Board shall immediately replace such Director.

协议遵守。在任何情况下，指派董事进入董事会的每位股东都应促使这些董事履行并遵守本协议规定的条款。若任何董事未能履行或遵守本协议规定的条款，指定该董事进入董事会的股东应立即替换该董事。

10.11          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

延迟或遗漏。任何一方在本协议下因另一方的违约或失责而享有的任何权利、权力或补救措施的延迟行使或未行使，均不得损害该未违约或未失责方的任何此类权利、权力或补救措施，也不得被解释为对该违约或失责的放弃、默认或对随后发生的类似违约或失责的放弃或默认；对任何单一违约或失责的放弃不应被视为对之前或之后发生的任何其他违约或失责的放弃。

10.12          Entire Agreement. The Preamble and the Recitals are incorporated into and made a part of this Agreement. This Agreement (including any Appendices, Exhibits, or Schedules attached hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

完整协议。序言和前言被纳入本协议且为本协议的一部分。本协议（包括本协议所附的任何附件、附录或附表）构成各方就本协议标的事项达成的完整且全部的理解与协议，任何各方之间关于本协议标的事项的其他书面或口头协议均被明确取消。

[Signature Page Follows]

[下接签字页]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Effective Date.

下列签署人已正式签署并递交本协议，自生效日起生效，以昭信守。

VRB CHINA:
VRB中国：

VRB Energy System (Beijing) Co. Ltd.
普能（北京）能源科技有限公司

By:	/s/ Yanbao Li

由：	/s/ 李艳保

Name:	Yanbao Li

姓名：	李艳保

Title:	Legal Representative

职务：	法定代表人

SIGNATURE PAGE TO
VRB CHINA JOINT VENTURE AGREEMENT

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Effective Date.

下列签署人已正式签署并递交本协议，自生效日起生效，以昭信守。

VRB CAYMAN:
VRB开曼：

VRB Energy Inc.

By:	/s/ Quentin Markin

由：	/s/ Quentin Markin

Name:	Quentin Markin

姓名：	Quentin Markin

Title:	Director

职务：	董事

SIGNATURE PAGE TO
VRB CHINA JOINT VENTURE AGREEMENT

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Effective Date.

下列签署人已正式签署并递交本协议，自生效日起生效，以昭信守。

CES:
中能储：

China Energy Storage Industry Co., Ltd.
中能储实业有限公司

By:	/s/ Zeshuai Han

由：	/s/ 韩泽帅

Name:	Zeshuai Han

姓名：	韩泽帅

Title:	Executive Director

职务：	执行董事

SIGNATURE PAGE TO
VRB CHINA JOINT VENTURE AGREEMENT

Exhibit A

Cooperation Agreement

Exhibit B

Transition Plan